UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Amendment 4

TIER 2 OFFERING

OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

EHAVE INC.

(Exact name of registrant as specified in its charter)

Date: January 19, 2021

Ontario, Canada	7371	N/A
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification Number)

18851 NE 29th Ave., Suite 700

Aventura, FL 33180

Phone: (954) 233-3511

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Please send copies of all correspondence to:

Jonathan D. Leinwand, Esq.

Jonathan D. Leinwand, P.A.

18305 Biscayne Blvd.

Suite 200

Aventura, FL 33160

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I – END

As submitted to the Securities and Exchange Commission on January 19, 2021 (Amendment No. 4)

PART II – INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated January 19, 2021

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

Ehave Inc.

18851 NE 29th Ave., Suite 700

Aventura, FL 33180

Phone: (954) 233-3511

Offering Total: $5,000,000

Up to a Maximum of 250,000,000 Common Shares

A Maximum Offering Price between $0.02 and $.20 per Share*

Maximum Offering of $5,000,000

This is the public offering of securities of Ehave Inc., an Ontario, Canada corporation. We are offering a maximum of 250,000,000 shares of our common stock, par value $0.001 per share (“Common Stock”), at an offering price of between $0.02 and $.20 per share (the “Offered Shares”). The price will be fixed and established after qualification. Once the price is set, it will remain fixed for the duration of the Offering. This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”). The minimum purchase requirement per investor is ___,000 Offered Shares ($_________); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 9 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best-efforts basis. Upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, or services without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

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This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

The Company is using the Offering Circular format in its disclosure in this Offering Circular.

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “EHVVF.”

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 9 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

		Total	Broker
		Number of	Dealer
	Price Per	Shares	discount
Securities Offered by the	Share to	Being	and	Proceeds
Company	Public	Offered	commissions (1)	to issuer (2)
Per Share of Common Stock	$ between $0.02 and $.20 per share	[______]	$0	$ between $0.02 and $.20 per share
Total Maximum	$5,000,000	[______]	$0	$5,000,000

(1)	We do not intend to offer the Offered Shares through registered broker-dealers.

(2)	This does not account for the payment of expenses of this offering, which is currently estimated to be approximately $150,000. See “Plan of Distribution.”

* We are relying Rule 253(b) with respect to the determination of the purchase price per share of common stock in this preliminary Offering Circular. We will provide final pricing information in a final or supplemental offering circular at the time of sale of shares of our common stock pursuant to this offering. An Issuer may raise an aggregate of $50.0 million in a 12-month period pursuant to Tier 2 of Regulation A of the Securities Act of 1933, as amended (the “Securities Act”).

Our Board of Directors used its business judgment in setting a value of $_______ per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

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In this Offering Circular, unless the context indicates otherwise, references to “Ehave Inc..”, “Ehave”, “we”, the “Company”, “our” and “us” refer to the activities of and the assets and liabilities of the business and operations of Ehave Inc.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this offering circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information. This offering circular may only be used where it is legal to sell these securities. You should not assume that the information contained in this offering circular is accurate as of any date later than the date hereof or such other dates as are stated herein or as of the respective dates of any documents or other information incorporated herein by reference.

This offering circular is part of an offering statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an offering circular supplement that may add, update or change information contained in this offering circular. Any statement that we make in this offering circular will be modified or superseded by any inconsistent statement made by us in a subsequent offering circular supplement. The offering statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this offering circular. You should read this offering circular and the related exhibits filed with the SEC and any offering circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We, and if applicable, those selling Common Stock on our behalf in this offering, will be permitted to make a determination that the purchasers of Common Stock in this offering are “qualified purchasers” in reliance on the information and representations provided by the purchaser regarding the purchaser’s financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) under the Securities Act of 1933, as amended (the “Securities Act”). For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers” (as defined in Regulation A). As a Tier 2 offering pursuant to Regulation A, this offering will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $5,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

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If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501 of Regulation D. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under “Summary”, “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations”, “Our Business” and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate”, “believe”, “could”, “estimate”, “expect”, “intend”, “may”, “plan”, “potential”, “should”, “will” and “would” or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in “Risk Factors” and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

●	The speculative nature of the business;

●	Our reliance on suppliers and vendors;

●	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern;”

●	Our ability to effectively execute our business plan;

●	Our ability to manage our expansion, growth and operating expenses;

●	Our ability to finance our businesses;

●	Our ability to promote our businesses;

●	Our ability to compete and succeed in highly competitive and evolving businesses;

●	Our ability to respond and adapt to changes in technology and customer behavior; and

●	Our ability to protect our intellectual property and to develop, maintain and enhance our business strategy.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as may be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Company Information

We are creating a mental health data platform that integrates with our proprietary and third-party assessment and therapeutic digital applications. Our product focus is based on two tiers of activities: (1) MegaTeam and Ninja Reflex, our clinically validated digital assessment and rehabilitation software that is engaging for the patient, and (2) adaptation of custom and third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling. We intend to provide technology solutions to clinicians, patients, researchers, pharmaceutical companies and payors. Our fiscal year-end date is December 31.

We do not incorporate the information on or accessible through our websites into this Offering Circular, and you should not consider any information on, or that can be accessed through, our websites a part of this Offering Circular.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company’s earnings, capital requirements and other factors.

Trading Market

Our Common Stock is quoted on OTC Market Pink Open Market Sheets under the symbol EHVVF.

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THE OFFERING

Issuer:	Ehave Inc.

Securities offered:	A maximum of 250,000,000 shares of our common stock, no par value (“Common Stock”) at an offering price of between $0.02 and $.20 per share. Once the price is set, it will remain fixed for the duration of the Offering (the “Offered Shares”). (See “Distribution.”).

Number of shares of Common Stock outstanding before the offering	52,022,991 issued and outstanding as of December 11, 2020.

Number of shares of Common Stock to be outstanding after the offering	302,022,991, if the maximum amount of Offered Shares are sold.

Price per share:	(expected price range between $.02 and $.20).

Maximum offering amount:	250,000,000 shares at between $0.02 and $.20 per share, with a maximum total offering amount of $5,000,000 (See “Plan of Distribution”).

Trading Market:	Our Common Stock is quoted on the OTC Markets Pink Open Market Sheets division under the symbol “EHVVF.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $4,850,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:	Investing in our Common Stock involves a high degree of risk, including: Immediate and substantial dilution. Limited market for our stock. See “Risk Factors.”

Termination	This Offering will terminate on twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the “Termination Date”).

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RISK FACTORS

Investment in our common shares involves a high degree of risk. You should carefully consider, among other matters, the following risk factors in addition to the other information in this Annual Report on Form 20-F when evaluating our business because these risk factors may have a significant impact on our business, financial condition, operating results or cash flow. If any of the material risks described below or in subsequent reports we file with the Securities and Exchange Commission (“SEC”) actually occur, they may materially harm our business, financial condition, operating results or cash flow. Additional risks and uncertainties that we have not yet identified or that we presently consider to be immaterial may also materially harm our business, financial condition, operating results or cash flow.

RISKS RELATED TO OUR BUSINESS AND INDUSTRY

Our limited operating history makes evaluating our business and future prospects difficult and may increase the risk of your investment.

We have a very limited operating history on which investors can base an evaluation of our business, operating results and prospects. We have no operating history with respect to commercializing our software applications and products. Consequently, it is difficult to predict our future revenues, if any, and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business.

We began processes to develop relationships with potential customers and distribution partners in November 2016. Completion of our cognitive assessment and remediation tools and the further development and commercialization of our products is dependent upon the availability of sufficient funds. This limits our ability to accurately forecast the cost of the development of our products. If the markets and applications of our products do not develop as we expect or develop more slowly than we expect, our business, prospects, financial condition and operating results will be harmed.

We have a history of operating losses and expect to continue incurring losses for the foreseeable future.

We were incorporated in 2011. We reported a net loss of $3,637,368 for the fiscal year ended December 31, 2019 and had a net loss of $5,588,334 during the fiscal year ended December 31, 2018. As of December 31, 2019, we had an accumulated deficit of $16,214,826. We cannot anticipate when, if ever, our operations will become profitable. We expect to incur significant net losses as we develop and commercialize our products and pursue our business strategy. We intend to invest significantly in our business before we expect cash flow from operations to be adequate to cover our operating expenses. If we are unable to execute our business strategy and grow our business, for any reason, our business, prospects, financial condition and results of operations will be adversely affected.

As reflected in the financial statements for the years ended December 31, 2019, and December 31, 2018, included elsewhere in this Annual Report on Form 20-F, we had no revenues from continuing operations in 2019 and 2018 and need additional cash resources to maintain its operations. These factors raise substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital. We cannot predict when, if ever, we will be successful in raising additional capital and, accordingly, we may be required to cease operations at any time, if we do not have sufficient working capital to pay our operating costs.

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If we are unable to obtain additional funding, our business operations will be harmed.

We raised an aggregate of $270,018 through loans and issuance of convertible debentures and warrants in 2019. We raised an aggregate of $1,867,982 through issuance of convertible debentures and warrants in 2018. We anticipate that we will continue to incur losses and negative cash flows from operations, and that such losses will increase over the next several years due to development costs associated with our MegaTeam and Ehave Dashboard products, until our products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with our current cash position, based on our current projections, we may not have sufficient resources to fund operations through the third quarter of 2020. To the extent that we are required to raise additional funds to conduct research and acquire facilities, and to cover costs of operations, we intend to do so through additional public or private offerings of debt or equity securities. There are no assurances that we will be successful in obtaining the level of financing needed for our operations, and we may be unable to secure such funding when needed in adequate amounts or on acceptable terms, if at all. Any additional equity financing may involve substantial dilution to our then existing shareholders. The inability to raise the additional capital will restrict our ability to develop and conduct business operations. If we cannot raise additional capital, we will need to reduce our cash burn to last 12 months by focusing our efforts on existing products only, leveraging research funding to conduct additional clinical studies on efficacy and integration and development of new techniques for assessment and rehabilitation.

Our independent auditors have expressed their concern as to our ability to continue as a going concern.

We reported an accumulated deficit of $16,214,826 and had a stockholders’ deficit of $2,230,775 at December 31, 2019. As a result of our financial condition, we have received a report from our independent registered public accounting firm for our financial statements for the years ended December 31, 2019 and 2018 that includes an explanatory paragraph describing the uncertainty as to our ability to continue as a going concern without the infusion of significant additional capital. There can be no assurance that management will be successful in implementing its plans. If we are unable to raise additional financing, we may cease operations.

Our products may not be successful in gaining market acceptance, which would negatively impact our revenues.

Currently, our business strategy is to continue to support the clinical trials of our therapeutic video games, develop the Ehave Dashboard, and gain access to additional technologies at a time and in a manner that we believe is best for our development. We may have difficulties in reaching market acceptance, which could negatively impact our revenues, for a number of reasons including:

●	any delays in securing partnerships and strategic alliances;
●	any technical delays and malfunctions;
●	failure to receive regulatory approval on a timely basis or at all; and
●	failure to receive a sufficient level of reimbursement from government, insurers or other third-party payors.

If we are unable to keep up with rapid technological changes in our field, we will be unable to operate profitably.

Our industry is characterized by extensive research efforts and rapid technological progress. If we fail to anticipate or respond adequately to technological developments, our ability to operate profitably could suffer. We cannot assure you that research and discoveries by other companies will not render our software or potential products uneconomical or result in products superior to those we develop or that any products or services we develop will be preferred to any existing or newly-developed products.

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Many of our potential competitors are better established and have significantly greater resources which may make it difficult for us to compete in the markets in which we intend to sell our products.

The market for the products we develop is highly competitive. Many of our potential competitors are well established with larger and better resources, longer relationships with customers and suppliers, greater name recognition and greater financial, technical and marketing resources than we have. Increased competition may result in price reductions, reduced gross margins, loss of market share and loss of licensees, any of which could materially and adversely affect our business, operating results and financial condition. We cannot ensure that prospective competitors will not adopt technologies or business plans similar to ours or develop products which may be superior to ours or which may prove to be more popular. It is possible that new competitors will emerge and rapidly acquire market share. We cannot ensure that we will be able to compete successfully against future competitors or that the competitive pressures will not materially and adversely affect our business, operating results and financial condition.

If we lose any of our key management personnel or consultants, we may not be able to successfully manage our business or achieve our objectives.

Our future success depends in large part upon the leadership and performance of our management and consultants. The Company’s operations and business strategy are dependent upon the knowledge and business contacts of our executive officers and our consultants. Although, we hope to retain the services of our officers and consultants, if any of our officer or consultants should choose to leave us for any reason before we have hired additional personnel, our operations may suffer. If we should lose their services before we are able to engage and retain qualified employees and consultants to execute our business plan, we may not be able to continue to develop our business as quickly or efficiently.

In addition, we must be able to attract, train, motivate and retain highly skilled and experienced technical employees in order to successfully develop our business. Qualified technical employees often are in great demand and may be unavailable in the time frame required to satisfy our business requirements. We may not be able to attract and retain sufficient numbers of highly skilled technical employees in the future. The loss of technical personnel or our inability to hire or retain sufficient technical personnel at competitive rates of compensation could impair our ability to successfully grow our business. If we lose the services of any of our personnel, we may not be able to replace them with similarly qualified personnel, which could harm our business.

Developments or assertions by us or against us relating to intellectual property rights could materially impact our business.

Pursuant to an amendment to the collaboration agreement, effective January 1, 2014, with Toronto’s Hospital for Sick Children (the “Hospital”), all intellectual property rights to the cognitive assessment and rehabilitation software jointly developed with the Hospital belong to the Hospital. Our agreement with Multi-Health Systems Inc. (“MHS”), as amended, provides that all right, title and interest in and to certain tests and other materials published by MHS relating to the tests are and will remain solely and exclusively vested in MHS.

We will attempt to protect proprietary and intellectual property rights to our products through licensing and distribution arrangements although we currently do not have any patents or applications for our products.

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Litigation may also be necessary in the future to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others or to defend against claims of invalidity. Such litigation could result in substantial costs and the diversion of resources.

As we create or adopt new software, we will also face an inherent risk of exposure to the claims of others that we have allegedly violated their intellectual property rights.

Our products could infringe on the intellectual property rights of others which may result in costly litigation and, if we do not prevail, could also cause us to pay substantial damages and prohibit us from selling or licensing our products.

Third parties may assert infringement or other intellectual property claims against us. We may have to pay substantial damages, including damages for past infringement if it is ultimately determined that our products or technology infringe a third party’s proprietary rights. Further, we may be prohibited from selling or providing products before we obtain additional licenses, which, if available at all, may require us to pay substantial royalties or licensing fees. Even if claims are determined to be without merit, defending a lawsuit takes significant time, may be expensive and may divert management’s attention from our other business concerns. Any public announcements related to litigation or interference proceedings initiated or threatened against us could cause our business to be harmed and our stock price to decline.

We have identified material weaknesses in our internal control over financial reporting, and if we are unable to achieve and maintain effective internal control over financial reporting or effective disclosure controls, we may be at risk to accurately report financial results or detect fraud, which could have a material adverse effect on our business.

As directed by Section 404 of the Sarbanes-Oxley Act of 2002, the SEC adopted rules requiring an annual assessment by management of the effectiveness of a public company’s internal controls over financial reporting and an attestation report by the company’s independent auditors addressing this assessment, if applicable. As discussed in Item 15 “Controls and Procedures” in the Company’s Form 20-F filed June 12, 2020 with the Securities and Exchange Commission, based on a review of our internal controls over financial reporting, management concluded that our internal controls over financial reporting were not effective due to the existence of a material weakness relating to a lack of sufficient accounting records and underlying supporting detail as of December 31, 2019. A material weakness is defined as a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of a company’s annual or interim financial statements will not be prevented or detected on a timely basis by the company’s internal controls. Management has since addressed this weakness and has implemented the necessary changes to have effective controls over financial reporting. For additional information, see Item 15 “Controls and Procedures.”

We cannot assure you that we will be able to remediate our existing material weaknesses in a timely manner, if at all, or that in the future additional material weaknesses will not exist, reoccur or otherwise be discovered, a risk that is significantly increased in light of the complexity of our business. If our efforts to remediate these material weaknesses, as described in Item 15 “Controls and Procedures”, are not successful or if other deficiencies occur, our ability to accurately and timely report our financial position, results of operations, cash flows or key operating metrics could be impaired, which could result in late filings of our annual or interim reports under the Exchange Act, restatements of our consolidated financial statements or other corrective disclosures. Our failure to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 on an ongoing, timely basis could result in the loss of investor confidence in the reliability of its financial statements, which in turn could harm our business and negatively impact the trading price of the common shares. In addition, future changes in our accounting, financial reporting, and regulatory environment may create new areas of risk exposure. Failure to modify our existing control environment accordingly may impair our controls over financial reporting and cause our investors to lose confidence in the reliability of our financial reporting, which may adversely affect our share price, suspension of trading or delisting of our common shares by Pink Open Market, or, if we regain the eligibility to have our common shares quoted on the OTCQB Venture Market, the OTCQB Venture Market, or other material adverse effects on our business, reputation, results of operations, financial condition or liquidity. Furthermore, if we continue to have these existing material weaknesses, other material weaknesses or significant deficiencies in the future, it could create a perception that our financial results do not fairly state our financial condition or results of operations. Any of the foregoing could have an adverse effect on the value of our shares.

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The market for our products is immature and volatile and if it does not develop, or if it develops more slowly than we expect, the growth of our business will be harmed.

The market for software-based systems for mental health or treatments using psychedelics is a new and unproven market, and it is uncertain whether it will achieve and sustain demand and market adoption. Our success will depend to a substantial extent on the willingness of customers and healthcare professionals to use our systems, as well as on our ability to demonstrate the value of our software and products to customers and to develop new applications that provide value to customers and users. If customers and users do not perceive the benefits of our products, then our market may not develop at all, or it may develop more slowly than we expect, either of which could significantly adversely affect our operating results. In addition, we have limited insight into trends that might develop and affect our business. We might make errors in predicting and reacting to relevant business, legal and regulatory trends, which could harm our business. If any of these events occur, it could materially adversely affect our business, financial condition or results of operations.

If our security measures are breached and unauthorized access to a customer’s data are obtained, our products may be perceived as insecure, we may incur significant liabilities, our reputation may be harmed and we could lose sales and customers.

Our products involve the storage and transmission of customers’ proprietary information, as well as protected health information, or PHI, which, in the United States, is regulated under the Health Insurance Portability and Accountability Act of 1996 and its implementing regulations, collectively “HIPAA,” and other state and federal privacy and security laws. Because of the extreme sensitivity of this information, the security features of our product are very important. If our security measures, some of which will be managed by third parties, are breached or fail, unauthorized persons may be able to obtain access to sensitive data, including HIPAA-regulated protected health information. A security breach or failure could result from a variety of circumstances and events, including but not limited to third-party action, employee negligence or error, malfeasance, computer viruses, attacks by computer hackers, failures during the process of upgrading or replacing software, databases or components thereof, power outages, hardware failures, telecommunication failures, user errors, and catastrophic events.

If our security measures were to be breached or fail, our reputation could be severely damaged, adversely affecting customer or investor confidence, customers may curtail their use of or stop using our products and our business may suffer. In addition, we could face litigation, damages for contract breach, penalties and regulatory actions for violations of HIPAA and other state and federal privacy and security regulations, significant costs for investigation, remediation and disclosure and for measures to prevent future occurrences. In addition, any potential security breach could result in increased costs associated with liability for stolen assets or information, repairing system damage that may have been caused by such breaches, incentives offered to customers or other business partners in an effort to maintain the business relationships after a breach and implementing measures to prevent future occurrences, including organizational changes, deploying additional personnel and protection technologies, training employees and engaging third-party experts and consultants. While we maintain insurance covering certain security and privacy damages and claim expenses, we may not carry insurance or maintain coverage sufficient to compensate for all liability and in any event, insurance coverage would not address the reputational damage that could result from a security incident.

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We plan to outsource important aspects of the storage and transmission of customer information, and thus rely on third parties to manage functions that have material cyber-security risks. These outsourced functions include services such as software design and product development, software engineering, database consulting, data-center security, IT, network security, data storage and Web application firewall services. We cannot assure you that any measures that are taken will adequately protect us from the risks associated with the storage and transmission of customers’ proprietary information and protected health information.

We may experience cyber-security and other breach incidents that may remain undetected for an extended period. Because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against us, we may be unable to anticipate these techniques or to implement adequate preventive measures. In addition, in the event that our customers authorize or enable third parties to access their data or the data of their employees on our systems, we cannot ensure the complete integrity or security of such data in our systems as we would not control access. If an actual or perceived breach of our security occurs, or if we are unable to effectively resolve such breaches in a timely manner, the market perception of the effectiveness of our security measures could be harmed, we could be subject to regulatory action or other damages and we could lose sales and customers.

If we fail to comply with applicable health information privacy and security laws and other state and federal privacy and security laws, we may be subject to significant liabilities, reputational harm and other negative consequences, including decreasing the willingness of current and potential customers to work with us.

Once our products are deployed in the United States, we will be subject to data privacy and security regulation by both the federal government and the states in which we conduct our business. HIPAA established uniform federal standards for certain “covered entities,” which include health care providers, health plans, and health care clearing houses, governing the conduct of specified electronic health care transactions and protecting the security and privacy of protected health information, or PHI. The Health Information Technology for Economic and Clinical Health Act, or HITECH, which was signed into law on February 17, 2009, makes certain of HIPAA’s privacy and security standards directly applicable to “business associates,” which are individuals or entities that create, receive, maintain, or transmit PHI in connection with providing a service for or on behalf of a covered entity. HITECH also increased the civil and criminal penalties that may be imposed against covered entities, business associates and other persons, and gave state attorneys general new authority to file civil actions for damages or injunctions in federal courts to enforce HIPAA’s requirements and seek attorney’s fees and costs associated with pursuing federal civil actions.

In addition, states have enacted privacy and security laws and regulations that regulate the use and disclosure of certain data, with some state laws covering medical and healthcare information. These laws vary by state and could impose additional requirements and penalties on us. For example, some states impose restrictions on the use and disclosure of health information pertaining to mental health or substance abuse. Further, state laws and regulations may require us to notify affected individuals in the event of a data breach involving individually identifiable information, which may be broader than the type of information covered by HIPAA. In addition, the Federal Trade Commission may use its consumer protection authority to initiate enforcement actions in data privacy and security matters.

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If we are unable to protect the privacy and security of our customers’ data, we could be found to have breached our contracts with our customers, we could face civil and criminal penalties under federal and state laws, we could be subject to litigation and we could suffer reputational harm or other damages. We may not be able to adequately address the business, technical and operational risks created by HIPAA and other privacy and security regulations. Furthermore, we are unable to predict what changes to HIPAA or other laws or regulations might be made in the future or how those changes could affect our business or the costs of compliance.

Our proprietary software may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business and operating results.

Proprietary software development is time-consuming, expensive and complex, and may involve unforeseen difficulties. We may encounter technical obstacles, and it is possible that we discover additional problems that prevent our proprietary applications from operating properly. We are currently implementing software with respect to a number of new applications and services. If our software does not function reliably or fails to achieve client expectations in terms of performance, clients could assert liability claims against us or attempt to cancel their contracts with us. This could damage our reputation and impair our ability to attract or maintain clients.

Moreover, data services are complex as those we offer have in the past contained, and may in the future develop or contain, undetected defects or errors. Material performance problems, defects or errors in our existing or new software and applications and services may arise in the future and may result from interface of our offering with systems and data that we did not develop and the function of which is outside of our control or undetected in our testing. These defects and errors and any failure by us to identify and address them could result in loss of revenue or market share, diversion of development resources, injury to our reputation and increased service and maintenance costs. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

We depend on data centers operated by third parties for our products, and any disruption in the operation of these facilities could adversely affect our business.

We provide our products through a third-party data center. While we control and have access to our servers and all of the components of our network that are located in our external data centers, we do not control the operation of these facilities. The owners of our data centers have no obligation to renew agreements with us on commercially reasonable terms, or at all. If we are unable to renew any such agreements we may enter into on commercially reasonable terms, or if our data center operator is acquired, we may be required to transfer our servers and other infrastructure to new data center facilities, and we may incur significant costs and possible service interruption in connection with doing so.

Problems faced by our third-party data center locations could adversely affect the experience of our customers. The operators of the data centers could decide to close their facilities without adequate notice. In addition, any financial difficulties, such as bankruptcy, faced by the operators of the data centers or any of the service providers with whom we or they contract may have negative effects on our business, the nature and extent of which are difficult to predict. Additionally, if our data centers are unable to keep up with our growing needs for capacity, this could have an adverse effect on our business. For example, a rapid expansion of our business could affect the service levels at our data centers or cause such data centers and systems to fail. Any changes in third-party service levels at our data centers or any disruptions or other performance problems with our products could adversely affect our reputation or result in lengthy interruptions in our services. Interruptions in our services might reduce our revenue, cause us to issue refunds to customers for prepaid and unused subscriptions, subject us to potential liability or adversely affect our renewal rates.

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If currency exchange rates fluctuate substantially in the future, the results of our operations, which are reported in U.S. dollars, could be adversely affected.

As our trials are primarily based in Canada and we seek to operate our business on a global scale, we are exposed to the effects of fluctuations in currency exchange rates. We incur certain operating expenses in Canadian dollars. Fluctuations in the exchange rates between the U.S. dollar and the Canadian dollar could result in the dollar equivalent of such expenses being higher. This could have a negative impact on our reported results of operations. Although we may in the future decide to undertake foreign exchange hedging transactions to cover a portion of our foreign currency exchange exposure, we currently do not hedge our exposure to foreign currency exchange risks.

Our future U.S. operations and relationships with healthcare providers, investors, consultants, third-party payors, patients, and other customers may be subject to applicable anti-kickback, fraud and abuse and other healthcare laws and regulations, which in the event of a violation could expose us to criminal sanctions, civil penalties, contractual damages, reputational harm and diminished profits and future earnings.

Our future U.S. operations and arrangements with healthcare providers, physicians and third-party payors may expose us to broadly applicable fraud and abuse and other federal and state healthcare laws and regulations. These laws may constrain the business and/or financial arrangements and relationships through which we market, sell and distribute our products. Potentially applicable U.S. laws include:

●	the federal Anti-Kickback Statute, which prohibits the offer, payment, solicitation or receipt of any form of remuneration in return for referring, ordering, leasing, purchasing or arranging for, or recommending the ordering, purchasing or leasing of, items or services payable by Medicare, Medicaid or any other federal healthcare program;

●	federal false claims laws and civil monetary penalty laws, including the False Claims Act, which prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid or other government healthcare programs that are false or fraudulent, or making a false statement to avoid, decrease or conceal an obligation to pay money to the federal government;

●	HIPAA, which imposes federal criminal and civil liability for executing, or attempting to execute, a scheme to defraud any healthcare benefit program and making false statements relating to healthcare matters;

●	HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act, and its implementing regulations, also imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information; and

●	analogous state laws and regulations, such as state anti-kickback and false claims laws, which may be broader in scope and apply to referrals and items or services reimbursed by any third-party payers, including commercial insurers, many of which differ from each other in significant ways and often are not preempted by federal law, thus complicating compliance efforts.

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Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available under such laws, it is possible that some of our business activities could be subject to challenge under one or more of such laws. The scope and enforcement of each of these laws is uncertain and subject to rapid change in the current environment of healthcare reform. Our risk of being found in violation of these laws is increased by the fact that some of these laws are open to a variety of interpretations. If our past or present operations, practices, or activities are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, exclusion from participation in government healthcare programs, such as Medicare and Medicaid, imprisonment, damages, fines, disgorgement, contractual damages, reputational harm, diminished profits and future earnings, and the curtailment or restructuring of our operations, any of which could adversely affect our ability to operate our business and our results of operations. Further, defending against any such actions can be costly, time-consuming and may require significant resources. Therefore, even if we are successful in defending against any such actions that may be brought against us, our customers may be unwilling to use our products and our business may be impaired.

We may not be in compliance with rules and regulations of the U.S. Food and Drug Administration (the “FDA”) should they become applicable to any products we develop in the future.

We have no current plans to market, advertise or sell computerized cognitive assessment aids in the United States. Types of computerized cognitive assessment aids for the measurement and assessment of behavioral and cognitive abilities such as brain games are games purporting to increase intelligence or cognitive function are currently regulated by the FDA as Class II medical devices. Such brain games may be subject to clinical processes to determine their accuracy or validity. Terminology such as “neuroplasticity”, “attention” and “working memory” have become ubiquitous as the “brain game” market has grown. Current clinical practice refers to the use of cognitive software for the measurement of deficits as an “assessment”, and the use of software tools as rehabilitation methods as “remediation”. Should we decide in the future to market, advertise, or sell products that may be considered by the FDA as computerized cognitive assessment aids, we may be required to undergo costly and time consuming clinical trials to prove the accuracy and validity of our computerized cognitive assessment aids, should we have any such products to market, sell or advertise in the future.

The results of any future clinical trials that we may need to perform in the future may not support our medical device candidate requirements or intended use claims or may result in the discovery of unanticipated inconsistent data.

We have no current plans to market, advertise or sell computerized cognitive assessment aids in the United States. The clinical trial process may fail to demonstrate that our computerized cognitive assessment aids that we may develop in the future, are safe, effective, and consistent for the desired or proposed indicated uses, which could cause us to abandon a product and may delay development of others. Any requirement to perform unanticipated clinical trials or delay or termination of any such unanticipated future clinical trials may delay or inhibit our ability to commercialize any computerized cognitive assessment aids that we may develop in the future; and affect our ability to generate revenues.

A security breach or disruption or failure in a computer or communications systems could adversely affect us.

Our operations depend on the continued and secure functioning of our computer and communications systems and the protection of electronic information (including sensitive personal information as well as proprietary or confidential information) stored in computer databases maintained by us or by third parties. Such systems and databases are subject to breach, damage, disruption or failure from, among other things, cyber-attacks and other unauthorized intrusions, power losses, telecommunications failures, fires and other natural disasters, armed conflicts or terrorist attacks. We may be subject to threats to our computer and communications systems and databases of unauthorized access, computer hackers, computer viruses, malicious code, cyber-crime, cyber-attacks and other security problems and system disruptions. Unauthorized persons may attempt to hack into our systems to obtain personal data relating to clinical trial participants or employees or our confidential or proprietary information or of third parties or information relating to our business and financial data. If, despite our efforts to secure our systems and databases, events of this nature occur, we could expose clinical trial participants or employees to financial or medical identity theft, lose clinical trial participants or employees or have difficulty attracting new clinical trial participants or employees, be exposed to the loss or misuse of confidential information or business and financial data, have disputes with clinical trial participants or employees, suffer regulatory sanctions or penalties under applicable laws, incur expenses as a result of a data privacy breach, or suffer other adverse consequences including legal action and damage to our reputation.

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RISKS ASSOCIATED WITH OUR COMMON SHARES AND COMPANY

We expect that our stock price will fluctuate significantly.

The trading price of our common shares may be highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control. In addition to the factors discussed in this “Risk Factors” section and elsewhere in this report, these factors include:

●	announcement of new products by our competitors;

●	release of new products by our competitors;

●	adverse regulatory decisions;

●	developments in our industry or target markets; and

●	general market conditions including factors unrelated to our operating performance.

Recently, the stock market in general has experienced extreme price and volume fluctuations. Continued market fluctuations could result in extreme market volatility in the price of our common shares which could cause a decline in the value of our shares.

Market prices for securities of software development companies generally are volatile and the share price for our common shares has been historically volatile. This increases the risk of securities litigation. Factors such as announcements of technological innovations, new commercial products, patents, the development of proprietary rights, results of clinical trials, regulatory actions, publications, financial results, our financial position, future sales of shares by us or our current shareholders and other factors could have a significant effect on the market price and volatility of the common shares.

We are unable to predict the impact of COVID-19 on our company.

Our diagnostic and treatment tools, MegaTeam and Ninja Reflex, are currently used in hospitals and other medical settings. Because of strain on hospitals and their resources by treatment of patients with COVID-19, hospitals and other facilities are canceling or postponing non-emergency treatments which may include the use of our tools for the treatment of ADHD and related illnesses. Additionally, people are generally avoiding medical facilities except in emergency situations and therefore would not be seeking to utilize our tools in such a setting. While we do not expect this trend to continue indefinitely, its duration and impact cannot be quantified at this time and may negatively impact our business as it is related to MegaTeam and Ninja Reflex.

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If our business is unsuccessful, our shareholders may lose their entire investment.

Although shareholders will not be bound by or be personally liable for our expenses, liabilities or obligations beyond their total original capital contributions, should we suffer a deficiency in funds with which to meet our obligations, the shareholders as a whole may lose their entire investment in our Company.

Trading of our common shares on the Pink Open Market is limited and sporadic, making it difficult or impossible for our shareholders to sell their shares or liquidate their investments.

There is a very limited market for our common shares. On April 30, 2019, our common shares were removed from the OTCQB Venture Market to the Pink Open Market. Prior to the listing of our common shares for trading on the OTCQB Venture Market in November 2016, there was no public market for our common shares. The Pink Open Market is a significantly more limited market than the OTCQB Venture Market and established exchanges such as the New York Stock Exchange or NASDAQ. There is no assurance that a sufficient market will develop in our shares, and the lack of an active market will impair your ability to sell your common shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of our common shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration. Even after trading volume increases, trading through the Pink Open Market or the OTCQB Venture Market, if our shares regain eligibility to be quoted on the OTCQB Venture Market, is frequently thin and highly volatile.

Our common shares are subject to the “penny stock” rules of the SEC and we have no established market for our securities, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require: (i) that a broker or dealer approve a person’s account for transactions in penny stocks; and (ii) the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve a person’s account for transactions in penny stocks, the broker or dealer must: (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form: (i) sets forth the basis on which the broker or dealer made the suitability determination; and (ii) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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We are a “foreign private issuer”, and you may not have access to the information you could obtain about us if we were not a “foreign private issuer”.

We are considered a “foreign private issuer” under the Securities Act of 1933, as amended. As a foreign private issuer we will not have to file quarterly reports with the SEC nor will our directors, officers and 10% stockholders be subject to Section 16(b) of the Exchange Act. Such exemption may result in shareholders having less data and there being fewer restrictions on insiders’ activities in our securities. As a foreign private issuer we will not be subject to the proxy rules of Section 14 of the Exchange Act. Furthermore, Regulation FD does not apply to non-U.S. companies and will not apply to us. Accordingly, you may not be able to obtain information about us as you could obtain if we were not a “foreign private issuer”.

Because the majority of our assets and of our officers and directors are located outside the United States, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors.

A majority of our assets are presently located outside of the United States. In addition, some of our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons’ assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada would recognize or enforce judgments of United States courts obtained against us or our directors and officers predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. There is even uncertainty as to whether the Canadian courts would have jurisdiction to hear original actions brought in Canada against us or our directors and officers predicated upon the securities laws of the United States or any state thereof.

Because we do not intend to pay any cash dividends on our common shares, our shareholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common shares in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them at a price higher than that which they initially paid for such shares.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our shareholders have limited protections against interested director transactions, conflicts of interest and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York Stock Exchange, the NYSE American and NASDAQ, as a result of Sarbanes-Oxley Act of 2002, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities which are listed on those exchanges. Because we will not be seeking to be listed on any of the exchanges, we will not be presently required to comply with many of the corporate governance provisions.

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The concentration of the capital stock ownership with our insiders enable their exercise of significant control over our corporate governance and affairs which may result in their taking actions with which other shareholders do not agree and may limit the ability of other shareholders to influence corporate matters.

As of May 1, 2020, approximately 46.7% of our outstanding common shares was controlled by our officers, directors, beneficial owners of 10% or more of our securities and their respective affiliates. These shareholders, if they act together, may be able to exercise significant influence over the outcome of all corporate actions requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions, which may result in corporate action with which other shareholders do not agree. This concentration of ownership may also have the effect of delaying or preventing a change in control which might be in other shareholders’ best interest but which might negatively affect the market price of our common shares.

Our authorized capital consists of an unlimited number of shares of one class designated as common shares. We may, in the future, issue additional common shares, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of an unlimited number of our common shares, no par value, of which 43,482,422 shares are currently issued and outstanding. The future issuance of common shares may result in substantial dilution in the percentage of our common shares held by our then existing shareholders. We may value any common shares issued in the future on an arbitrary basis. The issuance of common shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and may have an adverse effect on any trading market of our common shares.

Offers or availability for sale of a substantial number of our common shares may cause the price of our common shares to decline.

If our shareholders sell substantial amounts of our common shares in the public market, including shares issued in the public offering and shares issued upon conversion of outstanding convertible notes or exercise of outstanding warrants, or upon the expiration of any statutory holding period, under Rule 144, or upon the exercise of outstanding options or warrants, it could create a circumstance commonly referred to as an “overhang” and in anticipation of which the market price of our common shares could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make more difficult our ability to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act, or JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements.

For so long as we are an emerging growth company, we will not be required to:

● have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002;

● comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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● submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

● disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues exceed $1.07 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, which would occur if the market value of our ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common shares less attractive because we may rely on these exemptions. If some investors find our common shares less attractive as a result, there may be a less active trading market for our common shares and our share price may be more volatile.

In addition, when these exemptions cease to apply, we expect to incur additional expenses and devote increased management effort toward ensuring compliance with them. We cannot predict or estimate the amount of additional costs we may incur as a result of us ceasing to be an emerging growth company or the timing of such costs. In addition, once we no longer qualify as an emerging growth company under the JOBS Act and lose the ability to rely on the exemptions related thereto, depending on our status as per Rule 12b-2 of the Securities Exchange Act of 1934, as amended, our independent registered public accounting firm may also need to attest to the effectiveness of our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002. We will be performing the system and process evaluation and testing (and any necessary remediation) required to comply with the management certification and eventual auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 when we are no longer an emerging growth company. This process will require the investment of substantial time and resources, including by our senior management. As a result, this process may divert internal resources and take a significant amount of time and effort to complete.

Since we have elected under Section 107 of the JOBS Act to use the extended transition period with respect to complying with new or revised accounting standards, our financial statements may not be comparable to companies that comply with public company effective dates making it more difficult for an investor to compare our results with other public companies.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 102(b)(2)(B) of the Act for complying with new or revised accounting standards. In other words, as an emerging growth company we can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We may be classified as a Passive Foreign Investment Company, or PFIC, for U.S. federal income tax purposes in 2019 and may continue to be, or become, a PFIC in future years, which may have negative tax consequences for U.S. investors.

We will be treated as a PFIC for U.S. federal income tax purposes in any taxable year in which either (i) at least 75% of our gross income is “passive income” or (ii) on average at least 50% of our assets by value produce passive income or are held for the production of passive income. Based on our estimated gross income, the average value of our gross assets, and the nature of our business, we may be classified as a PFIC in the current taxable year and may be treated, or may become, a PFIC in future years. If we are treated as a PFIC for any taxable year during which a U.S. investor held our common shares, certain adverse U.S. federal income tax consequences could apply to the U.S. investor. See “Item 10. Additional Information – E. Taxation– Passive Foreign Investment Company Rules.”

We are offering our shares of Common Stock pursuant to recent amendments to Regulation A promulgated pursuant to the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to Tier 2 issuers make our shares of Common Stock less attractive to investors as compared to a traditional initial public offering.

Pursuant to Tier 2 Regulation A rules and our status as a Foreign Private Issuer, we are subject to scaled disclosure and reporting requirements, which may make our shares of Common Stock less attractive to investors who are accustomed to traditional initial public offerings that are subject to enhanced disclosure and more frequent financial reporting. In addition, given the relative lack of regulatory precedence regarding the recent amendments to Regulation A, there is a significant amount of regulatory uncertainty in regards to how the SEC or the individual state securities regulators will regulate both the offer and sale of our shares of Common Stock, as well as any ongoing compliance that we may be subject to. If our scaled disclosure and reporting requirements, or regulatory uncertainty regarding Regulation A, reduces the attractiveness of our shares of Common Stock, we may be unable to raise the necessary funds necessary to continue developing our Programs, which could severely affect the value of our shares of Common Stock.

Our use of Form 1-A and our reliance on Regulation A for this offering may make it more difficult to raise capital as and when we need it, as compared to if we were conducting a traditional public offering on Form S-1.

Because of the exemptions from various reporting requirements provided to us under Regulation A and because we are only permitted to raise up to $50,000,000 in any 12-month period under Regulation A (although we may raise capital in other ways), we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it. Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry. If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be adversely affected.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

Our common stock is currently deemed a “penny stock,” which makes it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

Investors in this offering may not be entitled to a jury trial with respect to claims arising under the subscription agreements, which could result in less favorable outcomes to investors in any action under that agreement.

Investors in this offering will be bound by the subscription agreement that includes a provision under which investors waive the right to a jury trial of any claim they may have against the company arising out of or relating to the subscription agreement, including any claim under the federal securities laws.  If we opposed a jury trial demand based on the waiver, a court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. To our knowledge, the enforceability of a contractual pre-dispute jury trial waiver in connection with claims arising under the federal securities laws has not been finally adjudicated by a federal court. However, we believe that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of Florida, which governs the subscription agreement, in a court of competent jurisdiction in the State of Florida. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether the visibility of the jury trial waiver provision within the agreement is sufficiently prominent such that a party knowingly, intelligently, and voluntarily waived the right to a jury trial. We believe that this is the case with respect to the subscription agreement. You should consult legal counsel regarding the jury waiver provision before entering into the subscription agreement.

If you bring a claim against the Company in connection with matters arising under the subscription agreement, including claims under federal securities laws, you may not be entitled to a jury trial with respect to those claims, which may have the effect of limiting and discouraging lawsuits against the company. If a lawsuit is brought against the company under the subscription agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to investors in such an action. Nevertheless, if this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the subscription agreement with a jury trial. No condition, stipulation or provision of the subscription agreement serves as a waiver by any holder of common shares or by us of compliance with any provision of the federal securities laws and the rules and regulations promulgated under those laws.

The Company’s exclusive forum provision in the Subscription Agreement attached as Exhibit 4.1 does not apply to claims arising under the federal securities laws and the rules and regulations thereunder, including the Securities Act and the Exchange Act, and there are risks and other potential impacts of this exclusive forum provision to investors in this Offering.

The Subscription Agreement for this Offering provides that, unless we consent in writing to the selection of an alternative forum, the state and federal courts located in Broward County, Florida will be the sole and exclusive forum for substantially all disputes between us and subscribers to this Offering, which could limit your ability to obtain a favorable judicial forum for disputes with us or our directors, officers, or employees. This choice of forum provision does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act and does not apply to claims arising under the federal securities laws. Accordingly, our exclusive forum provision will not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and you cannot waive our compliance with these laws, rules, and regulations.

Any person or entity purchasing or otherwise acquiring any interest in any of our securities pursuant hereto shall be deemed to have notice of and consented to this provision. This exclusive-forum provision may limit your ability to bring a claim in a judicial forum of your choosing for disputes with us or our directors, officers or other employees, which may discourage lawsuits against us and our directors, officers and other employees. If a court were to find the choice of forum provision contained in the Subscription Agreement, to be inapplicable or unenforceable in an action, we may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, results of operations, and financial condition. Even if we are successful in defending against these claims, litigation could result in substantial costs and be a distraction to management and other employees.

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Statements Regarding Forward-looking Statements

This Disclosure Statement contains various “forward-looking statements.” You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “approximately,” “intends,” “plans,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled “Risk Factors.”

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USE OF PROCEEDS

We estimate that, at a per share price of between $0.02 and $.20 per share, the net proceeds from the sale of the shares in this offering will be approximately $4,850,000, after deducting the estimated offering expenses of approximately $150,000.

The following table sets forth the uses of proceeds assuming the sale of 100%, 75%, 50% and 25% of the securities offered for sale by the Company at between $0.02 and $.20 per share. No assurance can be given that we will raise the full $5,000,000 as reflected in the following table:

Shares Offered (% Sold)	_____ Shares Sold (100%)	_______ Shares Sold (75%)	_________Shares Sold (50%)	_____ Shares Sold (25%)
Total Offering Amount	$5,000,000	$3,750,000	$2,500,000	$1,250,000
Approximate Offering Expenses
Misc. Expenses	105,000	105,000	105,000	105,000
Legal and Accounting	45,000	45,000	45,000	45,000
Total Offering Expenses	150,000	150,000	150,000	150,000
Total Net Offering Proceeds	4,850,000	3,600,500	2,350,000	1,150,000
Principal Uses of Net Proceeds
Advertising and marketing	$1,000,000	$1,000,000	$750,000	$350,000
Compensation to officer employees, developers consultants, support staff	$1,200,000	$1,000,000	$650,000	$300,000
Legal, investor relations, accounting, IT, servers, miscellaneous fees	$1,300,000	$1,000,000	$550,000	$250,000
Working Capital	$1,350,000	$600,000	$400,000	$250,000

Total Principal Uses of Net Proceeds	$4,850,000	$2,812,500	$1,875,000	$1,150,00

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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DILUTION

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net tangible book value per share of our Common Stock after this offering.

Our historical net tangible book value as of December 31, 2019 was $(2,230,775) or $(0.10) per then-outstanding share of our Common Stock. Historical net tangible book value per share equals the amount of our total tangible assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale at $_____ in this offering (after deducting estimated offering expenses of $150,000):

Percentage of shares offered that are sold	100%	75%	50%	25%
Price to the public charged for each share in this offering	$
Historical net tangible book value per share as of June 30, 2020 (1)
Increase in net tangible book value per share attributable to new investors in this offering (2)
Net tangible book value per share, after this offering
Dilution per share to new investors	$

(1)	Based on net tangible book value as of September 30, 2020 of $__________ and ___________ outstanding shares of Common stock as of September 30, 2020
(2)	After deducting estimated offering expenses of $150,000.

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PLAN OF DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

We intend to sell the shares in the primary offering through the efforts of our officers and employees, who will not receive any compensation for offering or selling the shares in our primary offering. We believe that our officers and employees are exempt from registration as a broker-dealer under the provisions of Rule 3a4-1 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”). Such persons:

§	are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and

§	are not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or

§	indirectly on transactions in securities; and

§	are not an associated person of a broker or dealer; and

§	meet the conditions of the following:

§	primarily perform, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and

§	were not brokers or dealers, or an associated persons of a broker or dealer, within the preceding 12 months; and

§	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

In addition, the Company will allow investors who have purchased convertible notes to apply the principal and interest of the notes to purchase shares in this Offering.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The public offering price was determined by the Company. The principal factors considered in determining the public offering price include:

§	the information set forth in this Offering Circular and otherwise available;
§	our history and prospects and the history of and prospects for the industry in which we compete;
§	our past and present financial performance;
§	our prospects for future earnings and the present state of our development;
§	the general condition of the securities markets at the time of this Offering;

§	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
§	other factors deemed relevant by us.

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Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate at the Company’s discretion or, on the Termination Date.

Procedures for Subscribing

When you decide to subscribe for Offered Shares in this Offering, you should:

Contact us via phone or email.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and
2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been deposited to the Company’s account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best effort’s basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds at Management’s discretion.

Investment Limitations

Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

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Because this is a Tier 2, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this Offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

(i)	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii)	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

(iii)	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv)	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

(v)	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

(vi)	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii)	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

(viii)	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion and analysis of our financial condition and results of our operations together with our consolidated financial statements and the notes thereto appearing elsewhere in this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations, whose actual outcomes involve risks and uncertainties. Actual results and the timing of events may differ materially from those stated in or implied by these forward-looking statements due to a number of factors, including those discussed in the sections entitled “Risk Factors”, “Cautionary Statement regarding Forward-Looking Statements” and elsewhere in this Offering Circular. Please see the notes to our Financial Statements for information about our Critical Accounting Policies and Recently Issued Accounting Pronouncements.

Results of Operations for the Year Ended December 31, 2019 and 2018

On March 22, 2019, we entered into an Asset Purchase Agreement with ZYUS Life Sciences Inc. (“ZYUS”), pursuant to which we sold to ZYUS all of our property and assets, including intellectual property, relating to our business relating to our technology stack, data models, user interface flows, application programming interfaces and all existing builds to the health informatics Ehave Connect platform, which includes but is not limited to the input, tracking and extraction of clinical data, but excluding intellectual property in certain patient outcome reporting applications, clinical games, clinical patient data, facts related to patient assessments and personal property (the “Asset Sale”). The Ehave Connect platform contains components specifically designed to be used by medical patients to efficiently gather and verify patient-reported outcomes and experiences, evaluate treatment progress, enhance patient engagement and improve data modeling.

In connection with the Agreement, ZYUS (i) paid us a total purchase price of CAD $1.2 million (US$895,122) in cash, CAD $260,000 (US$193,943) of which was provided to us upon execution of a non-binding term sheet and CAD $100,000 (US$74,594) of which was provided to us on April 30, 2019, pursuant to an advance, and (ii) issued to us at closing 361,011 common shares of ZYUS (the “Consideration Shares”). ZYUS has a security interest in the Consideration Shares in support of any indemnity claims by ZYUS pursuant to the Agreement until the second anniversary of the closing date.

Results of Operations for the Nine Months Ended September 30, 2020 and 2019

Nine Months Ended September 30, 2020, and September 30, 2019

Revenues

We have no revenue from continuing operations for the nine months ended September 30, 2020, and September 30, 2019.

Operating Expenses

Our total operating expenses for the nine months ended September 30, 2020 was $719,078 compared to $390,728 for the nine months ended September 30, 2019, an increase of $328,350. The increase in operating expenses is primarily due to the change in the company’s operations.

Net Profit (Loss)

Net profit for the nine months ended September 30, 2020, was $60,951 as compared to a net loss of $(3,573,719) for the nine months ended September 30, 2019. The net profit was due to a gain on the Company’s derivative liability.

Liquidity and Capital Resources

Through the nine months ended September 30, 2020, we have incurred an accumulated deficit of $16,153,875, primarily as a result of expenses incurred through a combination of development and commercialization activities related to our products and general and administrative expenses supporting those activities as well as an operating loss of $719,078 and negative operating cash flows in the amount of $401,548. Our total cash and cash equivalents balance as of the nine months ended September 30, 2020 was $187,317. At September 30, 2020, we had a working capital deficit of $1,361,270.

Operating Activities

Net cash used in operating activities decreased to $(401,548) for the nine months ended September 30, 2020, from $(703,843) for the nine months ended September 30, 2019. The decrease of $(302,295) in net cash used in the nine months ended September 30, 2020 was primarily due to discontinued operations.

Investing Activities

Net cash provided by investing activities decreased to zero for the nine months ended September 30, 2020, from $486,081 for the nine months ended September 30, 2019. The decreased net cash provided in the nine months ended September 30, 2020, was primarily due to the sale of intangible assets.

Financing Activities

Net cash provided by financing activities increased to $587,170 for the nine months ended September 30, 2020, from $242,529 for the nine months ended September 30, 2019. The increase of $344,461 in net cash provided by financing activities in the nine months ended September 30, 2020 was primarily due to increased financing activity.

Years Ended December 31, 2019, and December 31, 2018

Revenues

We have no revenue from continuing operations for the year ended December 31, 2019 and the year ended December 31, 2018.

Operating Expenses

Our total operating expenses, excluding discontinued operations, for the year ended December 31, 2019 was $411,089 compared to $761,936 in 2018, a decrease of $350,847. The decrease in operating expenses is primarily due to the change in the company’s operations. The operating expenses, excluding discontinued operations for the year ended December 31, 2019, consisted of rent of $12,630, professional fees of $250,355, insurance expenses of $39,837, software development of $32,300, and other expenses of $75,898. The operating expenses, excluding discontinued operations for the year ended December 31, 2018, consisted of salaries of $294,222, rent of $46,348, professional fees of $209,255, insurance expenses of $29,831, travel expenses of $11,932, software development of $90,060, communications of $139,172 and general and administrative expenses of $381,740 and tax credits of $440,624.

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	For the years ended December 31,
	2019	2018
	$	$
Operating Expenses, excluding discontinued operations
Salaries	-	294,222
Rent	12,630	46,348
Professional fees	250,355	209,255
Insurance	39,837	29,831
Travel	-	11,932
Communications	-	139,172
Software development	32,300	90,060
Other general and administrative	75,898	381,740
Tax credits	-	(440,624)
Total operating expenses from continuing operations	411,020	761,936

Warrant expense	-	3,454,400
Interest , bank charges and financing fees	172,334	148,641
Interest on convertible notes	-	256,560
Foreign exchange gain (loss)	1,099	-
Net loss from continuing operations	(584,453)	(4,621,537)

Loss from discontinued operations	(1,816,251)	(966,797)
Gain on sale of intangible assets, net	648,108	-
Net loss from discontinued operations	(1,168,143)	(966,797)
Total Net Loss	(1,752,596)	(5,588,334)

Salaries

	For the years ended December 31,
	2019	2018	Increase	%
	$	$	(decrease)	Change

From continuing operations	-	294,222	(294,222)	(100)
From discontinued operations	265,719	909,607	(643,888)	(71)
Total	265,719	1,203,829	(938,110)	(78)

The decrease in salaries is primarily attributable to the decrease in the number of employees with no employees as at June 1, 2019.

Professional Fees

	For the years ended December 31,
	2019	2018	Increase	%
	$	$	(decrease)	Change

From continuing operations	250,355	209,255	(41,100)	(19)
From discontinued operations	-	-	-
Total	250,355	209,255	(41,100)	(19)

The increase in professional fees is primarily attributable to the increase in the use of outside consultants.

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Communications

	For the years ended December 31,
	2019	2018	Increase	%
	$	$	(decrease)	Change

From continuing operations	-	139,172	(139,172)	(100)
From discontinued operations	-	-	-	-
Total	-	139,172	(139,172)	(100)

The decrease in communications is primarily attributable to fewer news releases and targeted investor outreach.

Software Development

	For the years ended December 31,
	2019	2018	Increase	%
	$	$	(decrease)	Change

From continuing operations	32,300	90,060	(57,760)	(64)
From discontinued operations	754	22,144	(21,390)	(97)
Total	33,054	112,204	(79,150)	(70)

The decrease in software development expenses is due to the sale of Ehave Connect and minimal development on the MegaTeam and Ninja Reflex game applications.

Warrant Expense

For the years ended December 31,
2019	2018	Increase	%
$	$	(decrease)	Change

-	3,454,400	(3,454,400)	(100)

The decrease in warrant expense is due to no warrants issued in 2019.

Net Loss

Net loss for the year ended December 31, 2019, was $3,637,368 as compared to a net loss of $5,588,334 in 2018.

B.	Liquidity and Capital Resources

Through December 31, 2019, we have incurred an accumulated deficit of $16,214,826, primarily as a result of expenses incurred through a combination of development and commercialization activities related to our products and general and administrative expenses supporting those activities, as well as a net loss of $3,637,368 and negative operating cash flows. Our total cash and cash equivalents balance as of December 31, 2019 was $17,530. At December 31, 2019, we had working capital deficit of $2,497,764. We anticipate that we will continue to incur losses and negative cash flows from operations, and that such losses will increase over the next several years due to development costs associated with our Ehave Dashboard, MegaTeam, and Ninja Reflex products, until our products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with our current cash position, based on our current projections, we may not have sufficient resources to fund operations through the third quarter of 2020. Therefore, there is substantial doubt about our ability to continue as a going concern.

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Our plans include the continued commercialization of our products and raising capital through a combination of equity offerings, debt financings, other third-party funding and other collaborations and strategic partnerships. There are no assurances, however, that we will be successful in obtaining the level of financing needed for our operations. We are exploring various financing options including equity funding and strategic collaboration. However, there are no assurances that we will be successful in obtaining the level of financing needed for our operations or that any such financing would be on terms favorable to us. Any future financing may involve substantial dilution to existing investors. If we are unsuccessful in commercializing our products and raising capital, we may need to reduce activities, curtail or cease operations.

On April 30, 2019, our common shares were removed from the OTCQB Venture Market to the Pink Open Market because we were unable to cure our bid price deficiency. If we fail to restore or maintain the eligibility for quotation of our common shares on OTCQB Venture Market, our ability to obtain additional financing through the public or private sale of our securities would be adversely affected.

On January 31, 2018, we entered into a secured convertible debenture agreement (the “Secured Debentures”) for total proceeds of $1,218,620 (CDN$1,500,000), issued in two installments. The Secured Debentures were secured against the general assets and intellectual property of the Company. Under the terms of the Secured Debentures, the principal amount and accrued interest was convertible into our common shares at a conversion price equal to 75% the issue price of common shares under a qualified offering. The conversion of the Secured Debentures was at the option of the holder. At the time of conversion, the holder was to also receive an equal amount of common share purchase warrants with an exercise price equal to the issue price. The Secured Debentures were due on July 31, 2018 and bore interest at 10% per annum. The initial installment of the Secured Debentures was issued on January 31, 2018 for proceeds of $609,310 (CDN$750,000). On March 19, 2018, the final instalment of $573,307 (CDN$750,000) was received. On February 27, 2019, as part of the recapitalization, we entered into an agreement to convert the Secured Debentures and right to receive warrants into 1,268,274,936 common shares.

On January 31, 2018, certain promissory notes with an aggregate principal amount of $311,967 (CDN$384,000) outstanding at December 31, 2017 were exchanged for unsecured convertible debentures (the “Unsecured Debentures”). From January 1, 2018 to January 31, 2018, we issued an additional $20,098 (CDN$25,000) Unsecured Debentures for total proceeds of $332,065 (CDN$409,000). On March 19, 2018, an installment of the Unsecured Debentures in the amount of $382,263 (CDN$500,000) was received. Under the terms of the Unsecured Debentures, the principal amount and accrued interest was convertible into our common shares at a conversion price equal to 75% the issue price of common shares under a qualified offering. The conversion of the Unsecured Debentures was at the option of the holder. At the time of conversion, the holder was to also receive 120% of the amount of the common shares issued of common share purchase warrants with an exercise price equal to the issue price. The Unsecured Debentures were due on July 31, 2018 and bore interest at 10% per annum. On February 27, 2019, we entered into an agreement to convert the Unsecured Debentures and the right to receive warrants an into 276,809,884 common shares.

On September 27, 2018, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CDN$111,110), including $11,110 of original issue discount. On February 27, 2019, promissory notes with an aggregate principal amount of $85,756 (CDN$111,110) were exchanged for unsecured debentures for a bridge loan. On February 28, 2019, we entered into an agreement to convert the notes into 54,203,662 common shares.

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On October 31, 2018, we issued demand senior secured promissory notes in the aggregate principal amount of $57,000.

On December 5, 2018, we entered into a securities purchase agreement for $141,000 of promissory notes, including $13,000 of original issue discount. Under the terms of the agreement, the principal amount and accrued interest is convertible into common shares of the Company at a conversion price equal to 73% of the market price. The conversion of the debentures is at the option of the holder between 180 days following the issue of the debentures and the maturity date. The debentures are due on December 5, 2019 and bear interest at 8% per annum.

On January 21, 2019, we issued a senior secured promissory note in the aggregate principal amount of $263,192 (CDN$350,000). The secured promissory note is secured against certain of our assets, including all development tax credits that the Company has applied for and receives. The loan is due on May 21, 2020 and bears and interest rate at 20.07% per annum.

On January 28, 2019, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CDN$125,000), including $18,841(CDN$25,000) of original issue discount.

On February 27, 2019, we entered into an agreement to exchange $150,000 in fees owed to Scott Woodrow, a retired Director of the Company for 47,564,189 common shares of the Company.

On February 27, 2019, we entered into an agreement to exchange $100,000 in fees owed to KW Capital Partners Ltd. for 31,709,460 common shares of the Company.

On February 27, 2019, we entered into an agreement to exchange $150,000 in fees and common shares owed to Bezalel Partners LLC for 47,564,189 common shares of the Company.

On February 27, 2019, we entered into agreements to cancel options, cancel option anti-dilution clauses, and cancel employee severance liabilities in exchange for 304,437,002 common shares of the company

On February 27, 2019, we entered into an agreement to cancel 2,250,000 compensation warrants that had anti-rachet and anti-dilution provisions for 32,811,191 common shares of the Company.

On March 26, 2019, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $98,351 (CDN$131,683), including $23,663 (CDN$31,683) of original issue discount.

On January 10, 2020 we issued a convertible promissory note in the principal amount of $27,500 including $2,500 of original issue discount.

On January 14, 2020 we issued a convertible promissory note in the principal amount of $55,000 including $5,000 of original issue discount.

On January 15, 2020 we issued a convertible promissory note in the principal amount of $27,500 including $2,500 of original issue discount.

On January 17, 2020 we issued a convertible promissory note in the principal amount of $180,000 including $18,000 of original issue discount.

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On January 23, 2020 we issued convertible promissory notes in the aggregate principal amount of $38,500 including $3,500 of original issue discount.

On January 31, 2020 we issued a convertible promissory note in the principal amount of $16,500 including $1,500 of original issue discount.

On February 5, 2020 we issued a convertible promissory note in the principal amount of $11,000 including $1,000 of original issue discount.

On February 7, 2020 we issued a convertible promissory note in the principal amount of $11,000 including $1,000 of original issue discount.

On February 19, 2020 we issued a convertible promissory note in the principal amount of $165,000 including $15,000 of original issue discount.

On February 20, 2020 we issued a convertible promissory note in the principal amount of $27,500 including $2,500 of original issue discount.

On February 24, 2020 we issued a convertible promissory note in the principal amount of $11,000 including $1,000 of original issue discount.

On February 25, 2020 we issued a convertible promissory note in the principal amount of $27,500 including $2,500 of original issue discount.

The proceeds from these private placements were used for general working capital purposes, particularly the development and marketing of the Ehave Connect platform and support of our trials of our games, MegaTeam and NinjaReflex.

On April 6, 2020, the Company entered into a license and development agreement to become an authorized independent reseller of the MyLifeID Pocket Cloud device for a term of three years.

On May 6, 2020, the Company entered into an exchange agreement in which Psychedelitech, Inc. (“PsyTech”). Upon consummation of the exchange agreement, PsyTech will become a wholly owned subsidiary of the Company. In accordance with the exchange, following the initial closing Ehave will hold 51% of the PsyTech common stock and PsyTech shareholders will hold 24% of the issued and outstanding Ehave common stock. The initial closing will take place upon the completion of certain customary closing conditions. The final closing will take place when the Company provides funding for the third and fourth PsyTech conferences in the amount up to $250,000, in the aggregate. Upon final closing, the Company will distribute 24,397,362 shares to the PsyTech shareholders who will then control 49% of the Company. The Company has agreed to issue additional earn out shares upon the achievement of certain milestones. The shares issuances are subject to adjustment to achieve certain allocations intended by the parties. On September 4, 2020 the parties terminated the Exchange Agreement and entered into a Strategic Alliance agreement whereby the Company and PsyTech each purchased a number of the other’s common shares and agreed to cooperate on certain initiatives moving forward.

We earned total revenue of $0 and $610,596 during the years ended December 31, 2019 and 2018, respectively, for providing services pursuant to contracts we entered into with MedReleaf and credits related to applications submitted for Ontario Interactive Digital Media Tax Credits.

The proceeds from these private placements were used for general working capital purposes, particularly the development and marketing of our platform, Ehave Connect, which was sold to Zyus Corp. on May 22, 2019 (See “Item 4. Information on the Company—A. History and Development of the Company—Proposed Sale of Ehave Connect Asset”).

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Operating Activities

Net cash used in operating activities decreased to $(881,363) for the year ended December 31, 2019, from $(1,422,077) for the year ended December 31, 2018. The decrease of $393,544 in net cash used in the year ended December 31, 2019 was primarily due to increased operating expenses as described above under “–A. Operating Results—Operating Expenses” combined with discontinued operations.

Investing Activities

Net cash provided by investing activities increased to $648,108 for the year ended December 31, 2019, from $0 for the year ended December 31, 2018. The increased net cash from investing activities provided in the year ended December 31, 2018, was primarily due to the sale of intangible assets, specifically the Ehave Connect platform.

Financing Activities

Net cash provided by financing activities decreased to $270,018 for the year ended December 31, 2019, from $1,897,982 for the year ended December 31, 2018. The decrease of $1,627,964 in net cash provided by financing activities in the year ended December 31, 2019 was primarily due to the decreased financing activity during the year.

Research and Development, Patents, and Licenses, etc.

Ongoing research and development is critical to our success. We seek to engage with reputable research and clinical institutions to access and assist tools and methods developed. We hope to finance our research and development with government and research grants and internal funds. Our research and development is comprised primarily of software development expenditures. We intend to continue to research and develop new technologies and products for the mental health market. There can be no assurance that we can achieve any or all of our research and development goals.

Excluding discontinued operations, we spent $21,814 and $90,060 on software development in 2019 and 2018, respectively. These amounts were spent on the development or improvement of our technologies and products, including salary paid to our employees engaged in research and development activities. See the disclosure in “Item 4. Information on the Company—B. Business Overview” for further information on the Company’s research and development policies.

C.       Trend Information

It is important to note that historical patterns of expenditures cannot be taken as an indication of future expenditures. The amount and timing of expenditures and availability of capital resources vary substantially from period to period, depending on the level of development activity being undertaken at any one time and the availability of funding from investors and prospective strategic partners. See discussion in Parts A and B of Item 5: “Operating and Financial Review and Prospects” for a description of the trend information relevant to us. Except as disclosed elsewhere in our annual report, we know of no trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our liquidity or capital resources or that would cause reported financial information not necessarily to be indicative of future operating results or financial conditions.

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Off-Balance Sheet Arrangements

We are not party to any transactions, agreements or other contractual arrangements with unconsolidated entities whereby we have financial guarantees, subordinated retained interests, derivative instruments or other contingent arrangements that expose us to material continuing risks, contingent liabilities, or any other obligations under a variable interest in an unconsolidated entity that provides us with financing, liquidity, market risk or credit risk support.

Future Financings.

Because of our limited operating history, it is difficult to predict our capital needs on a monthly, quarterly or annual basis. We will have no capital available to us if we are unable to raise money from this offering or find alternate forms of financing, which we do not have in place at this time. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all. Our plan specifies a minimum amount of $1 million in additional operating capital to operate for the next twelve months. If we are unable to raise $1 million, our business will be in jeopardy and we could be formed to suspend our operations or go out of business. Our long term growth plan calls for a raise $3 to $5 million to fund our growth plans. If we are unable to raise this money, our growth plans will be frustrated. There can be no assurance that this offering will be successful. You may lose your entire investment.

Critical Accounting Policies.

The preparation of financial statements in conformity with U.S. GAAP requires companies to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates and judgments are subject to an inherent degree of uncertainty, and actual results may differ. Our significant accounting policies are more fully described in Note 1 to our financial statements included elsewhere in this Annual Report. Critical accounting estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances, and are particularly important to the portrayal of our financial position and results of operations. Our estimates are primarily guided by observing the following critical accounting policies.

Recently Issued Accounting Pronouncements

During the years ended December 31, 2019 and 2018 there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

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BUSINESS

The following description of our business contains forward-looking statements relating to future events or our future financial or operating performance that involve risks and uncertainties, as set forth above under “Special Note Regarding Forward-Looking Statements.” Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors described in the Annual Report, including those set forth above in the Special Cautionary Note Regarding Forward-Looking Statements or under the heading “Risk Factors” or elsewhere in this Offering Circular.

Business Overview

We are creating a mental health data platform that integrates with our proprietary and third-party assessment and therapeutic digital applications. Our product focus is based on two tiers of activities: (1) MegaTeam and Ninja Reflex, our clinically validated digital assessment and rehabilitation software that is engaging for the patient and (2) adaptation of third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling. We intend to provide technology solutions to clinicians, patients, researchers, pharmaceutical companies and payors.

MegaTeam is currently available on the Apple iOS App Store and Google Play.

History

We were incorporated under the laws of the Province of Ontario (specifically under the Business Corporations Act (Ontario)) on October 31, 2011, in the Province of Ontario, Canada, and did business as Behavioural Neurological Applications and Solutions. Effective November 4, 2015, we changed our name to Ehave, Inc.

Our principal office is located at 18851 NE 29th Ave., Suite 700, Aventura, FL 33180 and our telephone number is (954) 233-3511.

On March 22, 2019, we entered into an Asset Purchase Agreement with ZYUS Life Sciences Inc. (“ZYUS”), pursuant to which we sold to ZYUS all of our property and assets, including intellectual property, relating to our business relating to our technology stack, data models, user interface flows, application programming interfaces and all existing builds to the health informatics Ehave Connect platform, which includes but is not limited to the input, tracking and extraction of clinical data, but excluding intellectual property in certain patient outcome reporting applications, clinical games, clinical patient data, facts related to patient assessments and personal property (the “Asset Sale”). The Ehave Connect platform contains components specifically designed to be used by medical patients to efficiently gather and verify patient-reported outcomes and experiences, evaluate treatment progress, enhance patient engagement and improve data modeling.

In connection with the Agreement, ZYUS (i) paid us a total purchase price of CAD $1.2 million (US$895,122) in cash, CAD $260,000 (US$193,943) of which was provided to us upon execution of a non-binding term sheet and CAD $100,000 (US$74,594) of which was provided to us on April 30, 2019, pursuant to an advance, and (ii) issued to us at closing 361,011 common shares of ZYUS (the “Consideration Shares”). ZYUS has a security interest in the Consideration Shares in support of any indemnity claims by ZYUS pursuant to the Agreement until the second anniversary of the closing date.

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Share Consolidation

At the special meeting of our shareholders held on May 6, 2019, our shareholders approved a resolution authorizing the amendment of our articles to consolidate our issued and outstanding common shares in up to three consecutive share consolidations to occur at any time as determined by our board of directors, within one calendar year of the date of the special meeting, provided that the first consolidation, the second consolidation, and the third consolidation shall collectively effect a consolidation on a basis of between (i) two pre-consolidation shares to one post-consolidation share, and (ii) 200 pre-consolidation shares to one post-consolidation share. On May 13, 2019, we determined a share consolidation ratio of 100 pre-consolidation shares to one post-consolidation share, which was effective as of May 29, 2019.

MegaTeam and Ninja Reflex Digital Assessment and Rehabilitation Applications

Our MegaTeam and Ninja Reflex assessment and rehabilitation products are built on established methodologies for the measurement of cognitive abilities in populations with attention deficit and hyperactivity disorder, or ADHD. Methodologies commonly used today involve repetitive performance of tasks using digital interface. These tasks are repeatedly administered to the patient in order to obtain accurate measures. Many of the assessments used today had been developed using programming methodologies whereby the task is simply exhibited on screen and the patient is instructed to respond to stimuli. Our research has found that patients, in particular those with symptoms of ADHD, have difficulty completing the necessary regiment of tasks due to lack of engagement. Additionally, these tasks are often administered in a clinical setting, often resulting in the patient and their accompanying parent or guardian staying in clinical settings for an extended time. Our products have been developed to address these primary concerns as well as to enable a breadth of cognitive tasks to be assessed and an individualized cognitive rehabilitation program to be administered remotely.

The MegaTeam and NinjaReflex applications involve the imbedding of cognitive assessment and rehabilitation tasks within an engaging video game environment. MegaTeam and NinjaReflex were designed and programmed with the intention of providing comparable engagement to video game play. In the design, narrative and programming of our MegaTeam and NinjaReflex games, we utilize experts in children’s digital content and programming. Our tools have been developed on Unity, a common game development platform that can be used on most fixed and mobile devices, enabling the expansion of narrative and the adaptation of new character and game environments to maintain long-term engagement of product differentiation. The underlying cognitive tools and data remain unchanged as the “skin” is adapted for future versions and client profiles. A significant part of the MegaTeam and NinjaReflex development involved assessing user engagement and consultation on characters, narrative and graphic design.

MegaTeam and NinjaReflex applications have been designed for deployment on multiple digital interfaces including PC, Mac, Android and iOS systems. Our applications may be used in a clinic or a patient’s home or remotely, provided there is an adequate data connection.

Based on feedback from users and clinical psychologists regarding strong user engagement of our MegaTeam and NinjaReflex products, we believe that our products have a strong capacity for training compliance.

Developed MegaTeam and NinjaReflex products include: (1) Stop Signal Reaction Time Assessment (2) N Back Assessment (3) Inhibitory Control Rehabilitation (4) and Working Memory Rehabilitation. We are planning the development of a broader suite of cognitive tasks and rehabilitation mechanisms in order to increase the addressable mental health indications.

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Business Strategy

Ehave, Inc. is a provider of digital therapeutics delivering evidence-based therapeutic interventions to patients. Our primary focus is on improving the standard care in therapeutics to prevent or treat brain disorders or diseases through the use of digital therapeutics, psychedelics, independently or together, with medications, devices, and other therapies to optimize patient care and health outcomes meeting privacy and HIPAA & GDPR Compliant. Our main product is the Ehave Dashboard which is a mental health informatics platform that allows clinicians to make objective and intelligent decisions through data insight using Blockchain technology. The Ehave dashboard offers Offline Encrypted Digital Records Empowering Healthcare providers and patients and it’s a powerful machine learning and artificial intelligence platform using artificial intelligence to extract deep insights from audio, video and text to improve research with a growing set of advanced tools and applications developed by Ehave and its leading partners. This empowers patients, healthcare providers, and payers to address a wide range of conditions through high quality, safe, and effective data-driven involvement with intelligent and accessible tools.

Our business strategy is to develop and MegaTeam and Ninja Reflex in an effective and timely manner and gain access to additional technologies at a time and in a manner that we believe is best for our development. We intend to achieve our business strategy by focusing on these key areas:

●	Development of the Ehave Dashboard, an extensible platform upon which powerful, condition-specific applications can be designed, built, clinically validated, and deployed

●	expanding MegaTeam and Ninja Reflex with additional game titles, and participate in further clinical studies with Hospital for Sick Children on the CHILD-BRIGHT network, which is a Canadian research network that aims to improve the lives of children with brain-based development disabilities we are a partner to and provider of in-kind services and support);

●	forming strategic alliances with publishers of psychological assessments, at a time and in a manner where such alliances may complement and expand our research and development efforts on the product and provide sales and marketing capabilities;

●	developing relationships with pharmaceutical and insurance companies that could be instrumental in deploying our technology to drug development and treatment monitoring; and

●	developing relationships with companies that could be instrumental in assisting us to access other innovative therapeutics.

●	develop a Multi-Tier Global Partnership with MyLifeID that will allow individuals to carry their health and mental health records with them at all times. This partnership allows individuals to store their health and mental health history on the MyLifeID Pocket Cloud™, which will be able to be accessed by medical providers through Ehave’s dashboard.

●	plans to utilize its mental health informatics platform to optimize patient care and health outcomes in conjunction with Psilocybin therapy for mental health. Ehave plans to advance Psilocybin therapy research and commercialization through its wholly-owned subsidiary, Mycotopia Therapy.

Our business strategy is based on attaining a number of commercial objectives, which, in turn, are supported by a number of product development goals. Our product development presently being conducted is primarily of a research and development nature.

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Market

We anticipate that the principal markets in which our products will compete will initially include North America. Thereafter, we hope to expand our markets to Europe and Asia. Currently our products are being deployed in Canada.

Mental healthcare, including its assessment and treatment, is a significant market. Forty-four million adults in the United States are estimated to experience mental illness per year, which is 20% of the population. The size of the U.S. mental health treatment market is $113 billion, and the size of private insurance spending on mental health is $32 billion. The size of the cognitive assessment market world-wide is over $2.4 billion. (Source: Mental Health America - State of Mental Health Report, 2016; SAMSHA Spending Estimates Project, 2010; MarketsandMarkets, 2015).

ADHD is a common affliction with worldwide prevalence estimated at approximately 7% (Source: “Prevalence of Attention-Deficit/Hyperactivity Disorder: A Systematic Review and Meta-analysis”, Rae Thomas, Sharon Sanders, Jenny Doust, Elaine Beller, Paul Glasziou, Pediatrics Feb 2015, peds.2014-3482; DOI: 10.1542/peds.2014-3482). ADHD symptoms typically start or are first noticed in preschool age children (“Prevalence of Attention-Deficit/Hyperactivity Disorder: A Systematic Review and Meta-analysis”, Rae Thomas, Sharon Sanders, Jenny Doust, Elaine Beller, Paul Glasziou, Pediatrics Feb 2015, peds.2014-3482; DOI: 10.1542/peds.2014-3482). While symptoms may decline with age, ADHD symptoms and impairments can persist into adolescence and adulthood (Source: “A lifetime of attention-deficit/hyperactivity disorder: diagnostic challenges, treatment and neurobiological mechanism”, Julia Geissler and Klaus-Peter Lesch, Expert Review Of Neurotherapeutics Vol. 11 , Iss. 10,2011).

Competition

For our MegaTeam and Ninja Reflex game applications, we are aware of a few competitors, including Akili Ineractive, Attentiv, Myndlift and C8Sciences. Many of these companies are currently conducting clinical trials. Our strategy for game development starts from using known proven clinical measures rather than creating new measures, and we believe that the advantage of this methodology is that broad normative data does not need to be established and the barrier to clinical adoption may be lower with known measures that clinicians are already comfortable with.

Product Differentiation

We strive to provide the best tools and resources for today’s populations suffering from mental illness. Many of the incumbent products have been developed and validated in their academic forms, which, we believe, lack appeal for today’s clients and practitioners. We believe there is a demand for real time, data-rich digital tools that enable individual treatment and ongoing monitoring, while a significant portion of the existing market for cognitive assessment and therapy relies upon paper-based tools and checklists that have little or no connected monitoring capacity or real-time progress reporting. As such, we seek to develop products with the following key features: (1) user engagement, (2) data richness, (3) clinically validated, and (4) multi-screen and mobile deployment.

Our assessment products are derived from designs and methods clinically studied. Our plans include the study of our derived products and cognitive rehabilitation software through clinical studies led by hospitals. These studies include multiple phases from pilot studies through affected population studies and allow the measurement, using various criteria and techniques, of the effect of our cognitive rehabilitation program on target populations.

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Marketing

Our marketing channels consist of direct sales and leveraging partners for market outreach. Our current strategy is for direct sales to publishing partners, medical device partners and pharmaceutical companies. Through these partnerships, we gain access to clinicians and the patients they serve.

We also engage a public relations firm to help reach media outlets.

Regulatory Requirements

Our future business operations and activities in the U.S. may be directly or indirectly subject to subject to certain federal and state laws relating to the privacy and security of health information, and state and federal laws designed to guard against healthcare fraud and abuse, including, but not limited to, those described below.

●	HIPAA, as amended by HITECH, established comprehensive requirements related to the privacy, security, and transmission of individually identifiable health information. It governs patient privacy practices of healthcare providers, health plans, and healthcare clearinghouses (or “covered entities”), as well as their respective business associates to the extent that they perform services for or on behalf of the covered entities that involve the use or disclosure of protected health information. HIPAA also mandates notification in the event of a breach and regulates standardization of data content, codes and formats used in healthcare transactions. Covered entities and business associates may be subject to significant civil and criminal penalties, as well as enforcement by state attorneys general, for violations of HIPAA or its implementing regulations.

●	HIPAA also imposes federal criminal and civil liability for knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters.

●	The federal Anti-Kickback Statute which prohibits, among other things, persons from knowingly and willfully soliciting, receiving, offering or paying remuneration, directly or indirectly, in cash or in kind, to induce or reward, or in return for, either the referral of an individual for, or the purchase, order, or recommendation of, an item or service reimbursable under a federal healthcare program, such as the Medicare and Medicaid programs.

●	The federal Civil False Claims Act imposes liability on any person or entity, which, among other things, knowingly presents, or causes to be presented, a false or fraudulent claim for payment by a federal healthcare program. The “qui tam” or “whistleblower” provisions of the False Claims Act allow a private individual to bring actions on behalf of the federal government, alleging that the defendant has submitted a false claim to the federal government, and to share in any monetary recovery.

●	The federal Civil Monetary Penalties Law prohibits, among other things, the offering or transfer of remuneration to a Medicare or state health care program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner, or supplier of services reimbursable by Medicare or a state health care program, unless an exception applies.

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●	Analogous state fraud and abuse laws and regulations, such as state anti-kickback and false claims laws, may apply to items or services reimbursed under Medicaid, other state programs, or, in some states, private third-party payors. In addition, many U.S. states have enacted patient confidentiality laws that protect against the disclosure of confidential medical information, and many states have adopted or are considering adopting further legislation in this area, including privacy safeguards, security standards, and data security breach notification requirements. These state laws, which may be even more stringent than the HIPAA requirements, many of which differ from each other in significant ways and are often not preempted by the federal requirements.

FDA’s Medical Device Regulation

The FDA has broad authority over the regulation of medical devices marketed for sale in the United States. The FDA regulates the research, clinical testing, manufacturing, safety, labeling, storage, recordkeeping, premarket clearance or approval, promotion, distribution and production of medical devices. The FDA also regulates the export of medical devices manufactured in the United States to international markets.

Under the Food, Drug, and Cosmetic Act, or FDCA, the FDA classifies medical devices into one of three classes: Class 1, Class 2 or Class 3. Medical devices deemed to pose lower risk are placed into either Class 1 or Class 2.

Class 1 medical devices are deemed to pose the lowest risk to the patient. Accordingly, Class 1 medical devices are subject to the lowest degree of regulatory scrutiny and need only comply with the FDA’s General Controls. The General Controls include compliance with the registration, listing, adverse event reporting requirements, and applicable portions of the Quality Systems Regulation, or QSR, as well as the general misbranding and adulteration prohibitions. Unless specifically exempted in the regulations, general controls require a company that intends to market a Class 1 medical device, like us, to gain clearance for marketing through the 510(k) process. Many Class 1 medical devices, however, are exempt from 510(k) clearance because the level of risk is low.

Class 2 medical devices are considered higher risk devices than Class I medical devices. Class 2 medical devices are subject to General Controls as well as additional Special Controls. Special Controls may include labeling requirements, mandatory performance standards, and post market surveillance. Generally, companies that intend to market Class 2 medical devices, like us, must comply with applicable regulations and submit a 510(k) premarket submission for review to receive clearance to list and market their medical devices. The 510(k) must establish substantial equivalence to a predicate medical device. Some Class 2 medical devices are exempt from filing a 510(k) but in some instances, Class II medical devices may be required to file a Premarket Approval, or PMA, application.

Medical devices deemed by the FDA to pose the greatest risk, such as life-sustaining, life-supporting or implantable devices, or devices deemed not substantially equivalent to a previously cleared medical device, are classified as Class 3 medical devices and require a PMA before commercialization.

All medical device manufacturers must register their establishments with the FDA; such registrations require the payment of user fees. In addition, both 510(k) premarket submissions and PMA applications are subject to the payment of user fees, paid at the time of submission for FDA review.

The use of forms and tools for the measurement and assessment of behavioral and cognitive abilities are considered computerized cognitive assessment aids by the FDA. The FDA currently classifies such products as Class II medical devices. Currently we are engaging in clinical trials of Ehave MegaTeam games outside of the United States. Such clinical trials are being performed to prove efficacy and may have supporting evidence in the event that we filed an marketing application in the United States and the FDA requires this data before we are able to market, advertise or sell our Ehave MegaTeam games in the United States.

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510(k) Clearance Pathway

If required to obtain 510(k) clearance for our Ehave MegaTeam games or any other computerized cognitive assessment aid products in the future, such products may be classified as medical devices and we would may be required to submit a premarket notification demonstrating that the proposed medical device is substantially equivalent to a previously cleared 510(k) device. FDA’s 510(k) clearance pathway usually takes from three to twelve months. On average the review time is approximately six months, but it can take significantly longer than twelve months in some instances, as the FDA may require additional information, including clinical data, to make a determination regarding substantial equivalence.

After a medical device receives 510(k) clearance, any modification that could significantly affect its safety or effectiveness, or that would constitute a new or major change in its intended use, will require a new 510(k) clearance or, depending on the modification, require a PMA. The FDA requires each manufacturer to determine whether the proposed change requires submission of a new 510(k) notice, or a premarket approval, but the FDA can review any such decision and can disagree with a manufacturer’s determination. If the FDA disagrees with a manufacturer’s determination, the FDA can require the manufacturer to cease marketing and/or recall the modified device until 510(k) clearance or premarket approval is obtained. If the FDA requires us to seek 510(k) clearance or premarket approval for any modifications to a previously cleared product, we may be required to cease marketing or recall the modified device until we obtain this clearance or approval. Also, in these circumstances, we may be subject to significant regulatory fines or penalties. We have made and plan to continue to make additional product enhancements to products that we believe do not require new 510(k) clearances, but we cannot guarantee that the future enhancements, should they occur, will be exempt from new 510(k) clearances.

De Novo Reclassification

If we decide to market, advertise or sell our Ehave MegaTeam games or any other any other computerized cognitive assessment aid products in the future, such products may not have a suitable predicate medical device to be cleared as a 510(k) medical device. If the FDA finds that there is no suitable predicate medical device, it will automatically be considered our Ehave MegaTeam games or any other computerized cognitive assessment aid products that we apply for clearance to market, advertise or sell in the future a Class III medical device. However, in instances where a medical device is novel and there is no suitable predicate device, but that medical device is deemed to be of low to moderate risk, the FDA may reclassify the device to Class I or Class II via de novo reclassification petition pathway. This process involves the submission of a de novo reclassification petition, and the FDA’s acceptance that “special controls” are adequate to ensure the product’s performance and safety.

The FDA now allows de novo reclassification petitions, a mechanism by which a sponsor can directly submit a detailed de novo reclassification petition as the device’s initial submission without having to first receive a not substantially equivalent, or NSE, decision on a 510(k) submission. Historically, the de novo reclassification pathway typically would take at least 9 to 12 months from filing to clearance. Since the enactment of the 21st Century Cures Act, de novo classification petitions may be submitted to the FDA at any time and does not require a FDA finding of not substantially equivalent to a 510(k) application before the petition is made. FDA must respond to any de novo classification requests within 120 days of a completed petition.

In the future, we may decide to submit a de novo reclassification petition for our Ehave MegaTeam games or any other computerized cognitive assessment aid products that we may develop. To support a de novo reclassification petition, our objective would be to demonstrate that the proposed medical device poses a low to moderate risk to patients. If the FDA determines that such a product is not a candidate for de novo reclassification, it will require approval of the device for market through the PMA application process.

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Alternatively, if we seek 510(k) clearance and our medical device is found not substantially equivalent, or NSE, the FDA will consider a de novo petition if our proposed medical device has been determined to be NSE due to: (1) the lack of an identifiable predicate medical device, (2) a new intended use, or (3) different technological characteristics to a predicate device that raise different questions of safety and effectiveness. The de novo classification request should include a description of the medical device, labeling for the device, reasons for the recommended classification and information to support the recommendation. Should the FDA believe our proposed medical device’s general controls or general and special controls provides reasonable assurance of safety and effectiveness, the FDA may classify our medical device as a Class II medical device. If the FDA classifies the device into Class II, we will then receive an approval order to market the device. This device type can then be used as a predicate device for future 510(k) submissions. However, if the FDA subsequently determines that the device will remain in the Class III category, then we may not be marketed until we have obtained a PMA.

Premarket Approval Pathway

A PMA application must be submitted if a medical device cannot be cleared through the 510(k) process or by de novo reclassification petition. The PMA application process is generally more costly and time consuming than the 510(k) process. A PMA application must be supported by extensive data including, but not limited to, analytical, preclinical, clinical trials, manufacturing, statutory preapproval inspections, and labeling to demonstrate to the FDA’s satisfaction the safety and effectiveness of the medical device for its intended use.

After a PMA application is sufficiently complete, the FDA will accept the application and begin an in-depth review of the submitted information. By statute, the FDA has 180 days to review the “accepted application,” although, generally, review of the application can take between one and three years, but it may take significantly longer. During this review period, the FDA may request additional information or clarification of information already provided. Also during the review period, an advisory panel of experts from outside the FDA may be convened to review and evaluate the application and provide recommendations to the FDA as to the approvability of the medical device. The preapproval inspections conducted by the FDA include an evaluation of the manufacturing facility to ensure compliance with the QSR, as well as inspections of the clinical trial sites by the Bioresearch Monitoring group to evaluate compliance with good clinical practice and human subject protections. New premarket approval applications or premarket approval application supplements are required for modifications that affect the safety or effectiveness of the medical device, including, for example, certain types of modifications to the medical device’s indication for use, manufacturing process, labeling and design. Significant changes to an approved PMA require a 180-day supplement, whereas less substantive changes may utilize a 30-day notice, or the 135-day supplement. PMA supplements often require submission of the same type of information as a PMA application, except that the supplement is limited to information needed to support any changes from the medical device covered by the original PMA application, and may not require as extensive clinical data or the convening of an advisory panel. None of our products are currently approved under a premarket approval and we do not believe that we will ever have a product that requires a PMA.

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Clinical Trials

Clinical trials are almost always required to support a PMA application or de novo reclassification petition and are sometimes required for a 510(k) premarket notification. If we decide to market, advertise or sell our Ehave MegaTeam and NinjaReflex games or any other any other computerized cognitive assessment aid products that we may develop in the future, and if the FDA believes that such product presents a potential “significant risk” to health, safety, or the welfare of a human subject, the FDA may require us to collect safety and effectiveness data on human subjects regardless of our device’s classification. If we are required to collect data on human subjects, the FDA will require us to file an application for an Investigational Device Exemption, or IDE with the FDA and obtain IDE approval prior to commencing the human clinical trials. The IDE application must be supported by appropriate pre-clinical data, such as animal and laboratory testing results, showing that it is safe to test the device in humans and that the testing protocol is scientifically sound. The IDE application must be approved in advance by the FDA for a specified number of patients, unless the product is deemed a “non-significant risk” device and eligible for more abbreviated investigational device exemption requirements. Clinical trials for a significant risk device may begin once the IDE application is approved by the FDA and the appropriate institutional review boards at the clinical trial sites. Future clinical trials of our motion preservation designs will require that we obtain an IDE from the FDA prior to commencing clinical trials and that the trial be conducted under the oversight of an institutional review board at the clinical trial site. Our clinical trials must be conducted in accordance with FDA regulations and other federal and state regulations concerning human subject protection, including informed consent and healthcare privacy. A clinical trial may be suspended by the FDA or the IRB at any time for various reasons, including a belief that the risks to the study participants outweigh the benefits of participation in the study. Even if a study is completed, the results of our clinical trials may not demonstrate the safety and efficacy of the medical device, or may be equivocal or otherwise not be sufficient to obtain approval of our Ehave MegaTeam and NinjaReflex game or any other computerized cognitive assessment aid products that we may develop in the future. At this time, we do not plan on marketing, advertising or selling our Ehave MegaTeam and NinjaReflex games or any other computerized cognitive assessment aid products in the United States and therefore, do not anticipate performing clinical trials in the United States.

Patents and Trade Secrets

The patent positions and proprietary rights of pharmaceutical and biotechnology firms, including us, are generally uncertain and involve complex legal and factual questions. We believe there will continue to be significant litigation in the industry regarding patent and other intellectual property rights.

We have not registered any patents in respect of Megateam and NinjaReflex; however we maintain our proprietary server architecture and mobile applications as trade secrets. We have registered the trade name “Ehave, Inc.” and own the domain “ehave.com.”

We rely on unpatented trade secrets and improvements, unpatented know-how and continuing technological innovation to develop and maintain our competitive position. No assurance can be given that others will not independently develop substantially equivalent proprietary information and techniques, or otherwise gain access to our trade secrets or disclose such technology, or that we can meaningfully protect our rights to our unpatented trade secrets.

We require our employees and consultants to execute confidentiality agreements upon the commencement of employment and consulting relationships with us. These agreements provide that all confidential information developed by or made known to an individual during the course of the employment or consulting relationship generally must be kept confidential. In the case of employees, the agreements provide that all inventions conceived by the individual, while employed by us, relating to our business are our exclusive property. While we have implemented reasonable business measurements to protect confidential information, these agreements may not provide meaningful protection for our trade secrets in the event of unauthorized use or disclosure of such information.

Seasonality of Business

Our results of operations have not been materially impacted by seasonality.

Property

We currently reimburse our CEO for office space that he has under lease. Our lease expense is $2,500 per month. We do not own or lease any other office space, manufacturing facilities or equipment and do not have any current plans to construct or acquire any facilities.

Employees

Our CEO is our only full-time employee.

Legal Proceedings

We may from time to time be involved in various claims and legal proceedings of a nature we believe are normal and incidental to our business. These matters may include product liability, intellectual property, employment, personal injury cause by our employees, and other general claims. We are not presently a party to any legal proceedings that, in the opinion of our management, are likely to have a material adverse effect on our business. Regardless of outcome, litigation can have an adverse impact on us because of defense and settlement costs, diversion of management resources and other factors.

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MANAGEMENT

The following table sets forth the names, ages and positions of our current board members and executive officers:

Name	Age	Position with the Company	Director of the Company Since
Ben Kaplan	51	President, Chief Executive Officer	June 24, 2019
Binyomin Posen	27	Chairman of the Board, Director	August 21, 2018
Zeke Kaplan	34	Director	August 21, 2018

The business address of our officers and directors is c/o Ehave, Inc., 18851 NE 29th Ave, Suite 700, Aventura, FL 33180.

Our directors are elected for a term of one year and serve until such director’s successor is duly elected and qualified. Our executive officer serves at the pleasure of the Board of Directors. None of our directors have any family relationships with any of our other directors or executive officer.

Certain of our directors are associated with other companies, which may give rise to conflicts of interest. In accordance with the Business Corporations Act (Ontario), directors who have a material interest in any person who is a party to a material contract or a proposed material contract with us are required, subject to certain exceptions, to disclose that interest and abstain from voting on any resolution to approve that contract. In addition, the directors are required to act honestly and in good faith with a view to the best interests of Ehave Inc.

We are not aware of any arrangement or understanding with major shareholders, customers, suppliers or others, pursuant to which any person referred to above was selected as a director or officer.

Biographies

Benjamin Kaplan, CEO

Mr. Kaplan has served as the CEO of Ehave for the past 16 months and on the board since June 2020 as Chairman. Ben has been an entrepreneur working for over 20 years in the financial sector, beginning in New York City. He is an investor in many companies both public and private, with a focus on international growth and potential for a global presence. In 2014, Ben was a Founding member of Kaya Jamaica Inc. the largest cannabis company in the Caribbean (GROWKAYA.com). Ben sits on the Board of Kaya. In 2014, Ben invested in Surna (OTCQB: SRNA), a global HVAC company that provides engineering and build outs high technology facilities. In 2015 Ben made an investment in Kalytera (TSX: KALY), a botanical-based Pharma company out of Israel carrying on research towards curing various illnesses and with Phase 2 trials for a cure for GVHD (graft versus host disease). In 2014 Ben invested Surna (OTCQB: SRNA), a global HVAC company that provides engineering and build outs high technology facilities. In 2015 Ben made an investment in Kalytera (TSX: KALY), a botanical-based Pharma company out of Israel carrying on research towards curing various illnesses and with Phase 2 trials for a cure for GVHD (graft versus host disease). In 2018 Ben, with a group of investors, acquired a 30,000 strong sales force in over 20 countries as part of the acquisition of Stemtech.com out of bankruptcy. Ben sits on the board of Stemtech.

Binyomin Posen, Chairman of the Board, Director

Mr. Posen is a businessperson who has been the head of 10 different companies. Currently, Mr. Posen is Chairman of ehave, Inc., Director, Chief Executive & Financial Officer of Prominex Resource Corp., Director, Chief Executive & Financial Officer at Jiminex, Inc., Director, Chief Executive & Financial Officer at Shane Resources Ltd., Director, Chief Executive & Financial Officer for Sniper Resources Ltd., President, CEO, CFO, Secretary & Director at Agau Resources, Inc., Chief Executive Officer, CFO & Director at Academy Explorations Ltd., Director, Chief Executive & Financial Officer of Hinterland Metals, Inc. and President at 2778533 Ontario, Inc.

Zeke Kaplan, Director

Mr. Kaplan is a entrepreneur based out of Toronto Canada. Focused primarily in the construction and real estate industries, Zeke leads a full service construction company, ZZ Contracting, and was awarded Design Lines Top 3 Projects of 2019. His work has been featured in Dwell, Azure, Toronto Life, the Globe and Mail, Architonic, and his YouTube feature has over 1M views. He has also built a sizeable real estate portfolio focused on income generating properties. In addition to sitting on the Board of Ehave, Zeke has been very active in the startup space primarily in the e-commerce, construction, cannabis, and psychedelic industries, respectively. Zeke graduated from McGill University with a First Class Honors B.A.and was the associate editor of Cannons during his time there.

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Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

Our audit committee consists of Mr. Posen and Mr. Kaplan. Mr. Posen serves as chairman of the audit committee. The audit committee ensures that the Company’s management has designed and implemented an effective system of internal financial controls, assesses the integrity of the financial statements and related financial disclosure of the Company, and reviews the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information. The audit committee also reports to the board of directors with respect to such matters and recommends the selection of independent auditors. Additionally, the committee monitors and reports on the independence and performance of the Company’s independent auditors.

Code of Ethics

As of December 31, 2019, we had not adopted a Code of Ethics. We felt, until recently, the small number of individuals comprising our board and management did not warrant the adoption of a Code of Ethics. Now that we have expanded our board and our increasing the size of our organization, we intend to adopt a Code of Ethics in the near future.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning the total compensation paid to our officers in 2019. Our officers are paid fees in Canadian dollars. These amounts are presented in U.S. dollars and have been converted at the average rate of exchange for 2019 (US$1.00 = $1.326CDN).

Name and principal		Salary	Share- based awards	Option- based awards	Bonus	All other compensation		Total compensation
position	Year	$	$(1)	$(1)	$	$		$
Benjamin Kaplan,	2020	180,000				50,000	(3)	230,000
CEO (2)	2019	90,000						90,000

Prateek Dwivedi	2020	-	-
Former Chief Executive	2019	122,484	2,494,425	-	-	-		2,616,909
Officer (2)	2018	300,912	N/A	92,770	150,456	N/A		544,138

Scott Woodrow	2018	-	N/A	N/A	N/A	-		-
Former President and Chief Executive
Officer, Former Chief Financial
Officer and VP of Corporate and
Business Development, Former
Director (2)		-

David Goyette	2019	100,500	501,036	19,8712	38,579	N/A		302,700
Former Chief Technology Officer	2018	154,309	N/A	109,812	38,579	N/A		302,700

Notes:

(1)	The value of share and option based awards are based on the grant date assumptions as disclosed in Note 7 “Stock Based Compensation” in the Company’s 2019 audited financial statements described in the Company’s Form 20-F filed with the SEC on June 12, 2020.
(2)	Through April 2018, Scott Woodrow served as the Company’s Chief Financial Officer, and from July 31, 2018 through April 2018, Scott served as the Company’s VP Corporate and Business Development. Mr. Woodrow also served as a director of the Company through February 15, 2019. Mr. Dwivedi was serving as President and Chief Executive Officer of the Company in 2018 and 2019 until he resigned all positions with the Company on May 31, 2019 and Mr. Kaplan was appointed as CEO on June 24, 2019.
(3)	Represents amounts payable to Mr. Kaplan for his service as Chairman of the Board of Directors

Narrative Disclosure to Summary Compensation Table

We have entered into a consulting agreement with the following Executive Officers (each an “Consulting Agreement”). Pursuant to the terms of the Consulting Agreements, the salary for the year 2020 and 2019 are:

Name and principal position	Year	Salary $
Mr. Benjamin Kaplan, Chief Executive Officer	2020	180,000
	2019	90,000

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Benjamin Kaplan

The Company and Mr. Kaplan entered into a CEO Consulting Agreement for a period of 24 months and sets Mr. Kaplan’s first year cash compensation at $15,000 per month, grants Mr. Kaplan a number of common shares equal to 5% of the issued and outstanding shares as at the contract date, and up to an additional 5% of equity upon a “significant transaction” as defined in the Agreement. This summary is limited by and is subject to the terms of the Agreement that is attached hereto as an Exhibit.

Outstanding Equity Awards at Fiscal Year-End

Ben Kaplan was appointed CEO on June 24, 2019. He is entitled to a 5% equity interest in the Company as a signing bonus that has not yet been issued.

Long-Term Incentive Plans

Our Stock Option Plan (“SOP”) sets the maximum number of common shares which may be issued under options granted pursuant to the SOP which shall be 15% of the number of issued and outstanding common shares of the Company.

The SOP authorizes the board of directors of the Company or a committee of the board of directors to issue options to directors, officers, employees and consultants of the Company.

The purpose of the SOP is to provide consultants, officers, directors and employees with a proprietary interest in the Company in order to: (i) increase the interest in the Company’s welfare of those individuals who share primary responsibility for the management, growth and protection of the business of the Company; (ii) furnish an incentive to such individuals to continue providing their services to the Company and its subsidiaries; and (iii) provide a means through which the Company and its subsidiaries may attract qualified persons to engage as consultants, officers, directors and employees.

Compensation Committee

Our compensation committee consists of two outside, independent directors under Canadian law: Mr. Kaplan and Mr. Posen. Mr. Kaplan serves as chairman of the compensation committee. The members of the compensation committee have not been officers of the company. Our compensation committee is responsible for making recommendations to the board of directors regarding compensation terms for our officers and directors and for determining salaries and incentive compensation for our executive officers and incentive compensation for our other employees and consultants.

Compensation of Directors

In the year ended December 31, 2019, each director who was not an officer was not paid a fee or other compensation related to their directorship. In the year ended December 31, 2018, each director who is not a salaried employee of the Company earned a fee of $33,000, which has not been paid. Directors, annually, may elect to take up to 100% of their respective annual retainer in either options or restricted share awards.

Audit Committee

Our audit committee consists of Mr. Posen and Mr. Kaplan. Mr. Posen serves as chairman of the audit committee. The audit committee ensures that the Company’s management has designed and implemented an effective system of internal financial controls, assesses the integrity of the financial statements and related financial disclosure of the Company, and reviews the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information. The audit committee also reports to the board of directors with respect to such matters and recommends the selection of independent auditors. Additionally, the committee monitors and reports on the independence and performance of the Company’s independent auditors.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the transactions described below, since January 1, 2019, we entered into related party transactions as follows:

●	On January 31, 2018, the Company entered into a secured convertible debenture agreement (the “Secured Debentures”) for total proceeds of $1,218,620 (CAD$1,500,000), issued in two installments. On February 27, 2019, we entered into an agreement to convert the note into 1,268,274,936 common shares of the Company. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders.
●	On January 31, 2018, promissory notes with an aggregate principal amount of $311,967 (CAD$384,000) outstanding at December 31, 2017 were exchanged for unsecured convertible debentures (the “Unsecured Debentures”). On February 27, 2019, we entered into an agreement to convert the note into 276,809,884 common shares of the Company. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders.
●	On September 27, 2018, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$111,110), including $11,110 of original issue discount. On February 27, 2019, promissory notes with an aggregate principal amount of $85,756 (CAD$111,110) were exchanged for unsecured debentures for a bridge loan. On February 28, 2019, we entered into an agreement to convert the note into 54,203,662 common shares of the Company. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders.
●	On January 28, 2019, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$125,000), including $18,841(CAD$25,000) of original issue discount. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders.
●	On February 27, 2019, we entered into agreements to exchange $400,000 in fees for 126,837,838 common shares of the Company. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with one of the vendors who exchanged fees.
●	On March 26, 2019, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $98,351 (CAD$131,683), including $23,663 (CAD$31,683) of original issue discount. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders.
●	On October 30, 2018, we entered in an agreement with CHT, for the use of Ehave Connect whereby CHT will acquire the exclusive rights to Ehave Connect for use in companion animals. Scott Woodrow, a former director and former executive officer of the Company, is the President and a minority shareholder of CHT. On April 18, 2019, we and CHT agreed that upon closing of the Asset Sale, the CHT Agreement shall be terminated, and we, as consideration, within ten business days following the date of the closing of the Asset Sale, shall pay CHT, in cash, up to CAD$242,000, provided that the agreement to terminate the CHT Agreement and our obligation to pay CHT shall no longer be effective if the closing of the Asset Sale does not occur on or prior to June 30, 2019 (See “Item 4. Information on the Company—A. History and Development of the Company—Proposed Sale of Ehave Connect Asset”).

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PRINCIPAL STOCKHOLDERS

A.	Director Shareholders

The following table sets forth certain information as of August 15, 2020, regarding the beneficial ownership of our common shares by each of our directors and all of our executive officers and directors as a group.

Directors and Executive Officers	Number of common shares beneficially owned (1)	% of Outstanding common shares (2)
Binyomin Posen	387,597	1.5%
Zeke Kaplan	387,597	1.5%
Ben Kaplan (3)	-	-
All officers and directors as a group (3 persons):	775,194	3%

Notes:

(1)	Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Ordinary shares relating to options currently exercisable or exercisable within 60 days of the date of this table are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares shown as beneficially owned by them.

(2)	Based on 25,413,919 common shares issued and outstanding on August 15, 2020.

(3)	Ben Kaplan was appointed CEO on June 24, 2019. He is entitled to a 5% equity interest in the Company as a signing bonus that has not yet been issued.

B.	Other Major Shareholders

The following table lists the beneficial ownership of our securities as of May 26, 2020 by each person known by us to be the beneficial owner of 5% or more of the outstanding shares of any class of our securities. As of May 26, 2020, 25,413,919 of our ordinary shares were outstanding. As at May 26, 2020, with the exception of Shareholders disclosed in “Item 6.E Share Ownership”, we are not aware of any shareholder who beneficially owns, directly or indirectly, or exercises control or direction over, our common shares, of more than 5% of the outstanding common shares.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Outstanding
Rocfrim, Inc. (1)(2)	2,137,389	8.4%

Anthony Heller (3)	11,743,800	46.2%

Sruli Weinreb (3)	11,743,800	46.2%

Wannigan Partners(4)	1,522,606	5.99%

(1)	Includes (i) 6,973 shares held by Rocpart Inc. (“Rocpart”) over which Mr. Kaplan, as President of Rocpart has sole voting and dispositive power and (ii) 2,130,416 shares held by Rocfrim over which Mr. Kaplan has sole voting and dispositive power.
(2)	Jesse Kaplan, President of Rocfrim has sole voting and dispositive power over shares held by Rocfrim.
(3)	Includes 3,057,442 common shares directly held by Plazacorp Investments Limited and 8,687,710 common shares held directly by KW Capital Partners Ltd. Anthony Heller is the sole owner of Plazacorp Investments Limited. Anthony Heller and Sruli Weinreb share voting and dispositive power over shares held by Plazacorp Investments Limited and may be deemed to beneficially own the securities held by Plazacorp Investments Limited. KW Capital Partners Ltd. is wholly-owned by Helmsquire Holdings Limited. Anthony Heller is the sole owner of Helmsquire Holdings Limited. Anthony Heller and Sruli Weinreb share voting and dispositive power over shares held by KW Capital Partners Ltd. and may be deemed to beneficially own the securities held by KW Capital Partners Ltd.
(4)	Scott Coleman, Vice President of Wannigan Partners has sole voting and dispositive power over shares held by Wannigan Partners

Shares Held in the United States

The following table indicates, as of May 26, 2020, the total number of common shares issued and outstanding, the approximate total number of holders of record of common shares, the number of holders of record of common shares with U.S. addresses, the portion of the outstanding common shares held by U.S. holders of record, and the percentage of common shares held by U.S. holders of record. This table does not indicate beneficial ownership of common shares.

Total Number of Holders of Record	Total Number of Common Shares Issued and Outstanding	Number of US Holders of Record	Number of Common Shares Held by US Holders of Record	Percentage of Common Shares Held by US Holders of Record
60	25,413,919	14	3,612,469	14.2%

Change of Control

As of August 15, 2020, there were no arrangements known to the Company which may, at a subsequent date, result in a change of control of the Company.

Control by Others

To the best of the Company’s knowledge, the Company is not directly or indirectly owned or controlled by another corporation, any foreign government, or any other natural or legal person, severally or jointly.

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DESCRIPTION OF SECURITIES

General

Our common shares are quoted on the Pink Open Market under the symbol “EHVVF.” Our common shares were quoted on the OTCQB Venture Market under the symbol “EHVVF” from November 21, 2016, until they were removed to the Pink Open Market on April 30, 2019, because we were unable to cure our bid price deficiency. Prior to being quoted on the OTCQB Venture Market, there was no established market for our common shares. Our common shares trade and have traded on a limited or sporadic basis and should not be deemed to constitute an established public trading market. Broker-dealers often decline to trade in over-the-counter stocks that are quoted on the Pink Open Market given the market for such securities are often limited, the stocks are more volatile, and the risk to investors is greater. These factors may reduce the potential market for our common shares by reducing the number of potential investors. This may make it more difficult for investors in our common shares to sell shares to third parties or to otherwise dispose of their shares. This could cause our share price to decline, and there is no assurance that there will be liquidity in our common shares.

In addition, The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to a few exceptions which we do not meet. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Articles of Incorporation

Articles of Incorporation

We are governed by our amended articles of incorporation (the “Articles”) under the Business Corporations Act of Ontario (the “Act”) and by our by-laws (the “By-laws”). Our Articles provide that there are no restrictions on the business we may carry on or on the powers we may exercise. Companies incorporated under the Act are not required to include specific objects or purposes in their articles or by-laws.

Directors

Subject to certain exceptions, including in respect of voting on any resolution to approve a contract that relates primarily to the director’s remuneration, directors may not vote on resolutions to approve a material contract or material transaction if the director is a party to such contract or transaction. The directors are entitled to remuneration as shall from time to time be determined by the Board of Directors with no requirement for a quorum of independent directors. The directors have the ability under the Act to exercise our borrowing power, without authorization of the shareholders. The Act permits shareholders to restrict this authority through a company’s articles or by-laws (or through a unanimous shareholder agreement), but no such restrictions are in place for us. Our Articles and By-laws do not require directors to hold shares for qualification.

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Rights, Preferences and Dividends Attaching to Shares

The holders of common shares have the right to receive dividends if and when declared. Each holder of common shares, as of the record date prior to a meeting, is entitled to attend and to cast one vote for each common share held as of such record date at such annual and/or special meeting, including with respect to the election or re-election of directors. Subject to the provisions of our By- laws, all directors may, if still qualified to serve as directors, stand for re-election. The numbers of our Board of Directors are not replaced at staggered intervals but are elected annually.

On a distribution of assets on a winding-up, dissolution or other return of capital (subject to certain exceptions) the holders of common shares shall have a right to receive their pro rata share of such distribution. There are no sinking fund or redemption provisions in respect of the common shares. Our shareholders have no liability to further capital calls as all shares issued and outstanding are fully paid and non-assessable.

No other classes of shares are currently permitted to be issued.

Action Necessary to Change the Rights of Shareholders

The rights attaching to the different classes of shares may be varied by special resolution passed at a meeting of that class’s shareholders.

Annual and Special Meetings of Shareholders

Under the Act and our By-laws, we are required to mail a Notice of Meeting and Management Information Circular to registered shareholders not less than 21 days and not more than 50 days prior to the date of the meeting. Such materials must be filed concurrently with the applicable securities regulatory authorities in Canada and the US. Subject to certain provisions of the By-laws, a quorum of two or more shareholders in person or represented by proxy holding or representing by proxy not less than five (5%) percent of the total number of issued and outstanding shares enjoying voting rights at such meeting is required to properly constitute a meeting of shareholders. Shareholders and their duly appointed proxies and corporate representatives are entitled to be admitted to our annual and/or special meetings.

Limitations on the Rights to Own Shares

The Articles do not contain any limitations on the rights to own shares. Except as described below, there are currently no limitations imposed by Canadian federal or provincial laws on the rights of non-resident or foreign owners of Canadian securities to hold or vote the securities held. There are also no such limitations imposed by the Articles and By-laws with respect to our common shares.

Disclosure of Share Ownership

In general, under applicable securities regulation in Canada, a person or company who beneficially owns, directly or indirectly, voting securities of an issuer or who exercises control or direction over voting securities of an issuer or a combination of both, carrying more than 10% of the voting rights attached to all the issuer’s outstanding voting securities is an insider and must, within 10 days of becoming an insider, file a report in the required form effective the date on which the person became an insider. The report must disclose any direct or indirect beneficial ownership of, or control or direction over, securities of the reporting issuer. Additionally, securities regulation in Canada provides for the filing of a report by an insider of a reporting issuer whose holdings change, which report must be filed within 10 days from the day on which the change takes place.

The rules in the US governing the ownership threshold above which shareholder ownership must be disclosed are more stringent than those discussed above. Section 13 of the Exchange Act imposes reporting requirements on persons who acquire beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of more than 5% of a class of an equity security registered under Section 12 of the Exchange Act. In general, such persons must file, within 10 days after such acquisition, a report of beneficial ownership with the SEC containing the information prescribed by the regulations under Section 13 of the Exchange Act. This information is also required to be sent to the issuer of the securities and to each exchange where the securities are traded.

Voting

The Company is authorized to issue voting and non-voting shares of Common Stock. All shares being offered in this Offering are voting shares of Common Stock and to date, the Company has not issued any shares of non-voting Common Stock. Each holder of Common Stock from this Offering shall be entitled to receive notice of and to attend all meetings of shareholders of the Company and at all such meetings shall be entitled to one (1) vote in respect of each Common Share held by such holder. The affirmative vote of 51% of the holders of Common Stock will likely also be sought to authorize the dissolution of the Company or the sale, lease or exchange of all or substantially all the property of the Company other than in the ordinary course of business of the Company. If, in the future, the Company issues non-voting common stock, which is not applicable to this Offering, the holders of such non-voting common shares shall not be entitled to receive notice of or to vote at any meetings of shareholders but shall be entitled to receive notice of any meeting of shareholders called for the purpose of authorizing the dissolution of the Company or the sale, lease or exchange of all or substantially all the property of the Company other than in the ordinary course of business of the Company.

Other Provisions of Articles and By-laws

There are no provisions in the Articles or By-laws:

●	delaying or prohibiting a change in control of our company that operate only with respect to a merger, acquisition or corporate restructuring;

●	discriminating against any existing or prospective holder of shares as a result of such shareholder owning a substantial number of shares;

●	requiring disclosure of share ownership; or

●	governing changes in capital, where such provisions are more stringent than those required by law.

55

SECURITIES OFFERED

Current Offering

The Company is offering up to $5,000,000 total of Securities, consisting of Common Stock, no par value (the “Common Stock” or collectively the “Securities”).

Listing of Common Stock

Our common shares are quoted on the Pink Open Market under the symbol “EHVVF”.

Transfer Agent and Registrar

VStock Transfer

18 Lafayette Place

Woodmere, NY 11598

212-828-8436

www.vstocktransfer.com

Dividend Policy

We have not paid any dividends on our common shares. We anticipate that, for the foreseeable future, we will retain any future earnings to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends for at least the next several years. We may pay dividends on our common shares in the future if we generate profits and in accordance with the Business Corporations Act (Ontario). Any decision to pay dividends on common shares in the future will be made by the board of directors on the basis of the earnings, financial requirements and other conditions existing at such time.

56

LEGAL MATTERS

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by Jonathan D. Leinwand, P.A.

EXPERTS

Turner Stone & Co. has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Turner Stone & Co. has presented their report with respect to our audited financial statements. The report of Turner Stone & Co. is included in reliance upon their authority as experts in accounting and auditing.

Our Audit Committee is comprised of Mr. Posen and Mr. Zeke Kaplan. Our Board has determined that Mr. Posen is an audit committee financial expert. Mr. Posen is independent either under the Rule 5605(d)(2) of the NASDAQ Capital Market and Rule 10A-3 of the Exchange Act.

Our audit committee consists of Mr. Posen and Mr. Kaplan. Mr. Posen serves as chairman of the audit committee. The audit committee ensures that the Company’s management has designed and implemented an effective system of internal financial controls, assesses the integrity of the financial statements and related financial disclosure of the Company, and reviews the Company’s compliance with regulatory and statutory requirements as they relate to financial statements, taxation matters and disclosure of financial information. The audit committee also reports to the board of directors with respect to such matters and recommends the selection of independent auditors. Additionally, the committee monitors and reports on the independence and performance of the Company’s independent auditors.

WHERE YOU CAN FIND MORE INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Rene Lauritsen - at our executive offices. The telephone number is (954) 233-3511. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

57

INDEX TO

CONSOLIDATED FINANCIAL STATEMENTS

F-1

EHAVE, INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. Dollars)

(Unaudited)

	As of September 30,
	2020	2019

ASSETS

CURRENT ASSETS:
Cash	$187,317	$13,148
Prepaid expenses	7,594	5,853
Refundable taxes	29,999	23,123
Investment	26,250	-
Total current assets	251,160	42,124

Other receivables	428,686	440,572

TOTAL ASSETS	$679,846	$482,696

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$517,364	$651,788
Taxes payables	6,365	6,541
Other payables	422,125	389,909
Promissory notes	262,733	270,018
Current portion of convertible notes	276,556	142,352
Derivative liability	-	937,938
Accrued interest on promissory notes and convertible notes	127,287	38,306
Total current liabilities	1,612,430	2,436,852

Development grant	168,900	173,583
TOTAL LIABILITIES	1,781,330	2,610,435

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock, no par value, unlimited shares authorized, 25,413,919 issued and outstanding	7,647,581	7,503,984
Additional paid in capital	7,237,646	6,338,430
Accumulated deficit	(16,153,875)	(16,151,177)
Accumulated other comprehensive income	167,163	181,022

TOTAL STOCKHOLDERS’ DEFICIT	(1,101,484)	(2,127,739)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$679,846	$482,696

The accompanying notes are an integral part of these condensed consolidated financial statements

F-2

EHAVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME

(Expressed in U.S. Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019

Operating expenses
General and administrative	$719,078	$390,728

Total operating expenses	719,078	390,728

OPERATING LOSS	(719,078)	(390,728)

Other income (expenses)
Interest expense	(113,659)	(129,251)
Amortization expense	(356,896)	-
Change in fair value of derivative liability	1,250,584	-
Foreign exchange loss	-	(824)

Net income (loss) from continuing operations	$60,951	$(520,803)

Loss from discontinued operations	-	(3,701,024)
Gain on sale of intangible assets, net	-	648,108
Net loss from discontinued operations	-	(3,052,916)

Total net income (loss)	$60,951	$(3,573,719)

Other comprehensive (loss) income
Foreign exchange translation adjustment	25,526	(118,157)
Total other comprehensive income	25,526	(118,157)

Comprehensive income (loss)	$86,477	$(3,691,876)

NET INCOME (LOSS) PER SHARE FROM CONTINUING OPERATIONS:
Basic	$0.00	$(0.03)
Diluted	$0.00	$(0.03)
NET INCOME (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$-	$(0.19)
Diluted	$-	$(0.19)
NET INCOME (LOSS) PER SHARE:
Basic	$0.00	$(0.22)
Diluted	$0.00	$(0.22)
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	26,946,786	16,090,642
Diluted	35,185,529	16,090,642

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

EHAVE, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed in U.S. Dollars)

(Unaudited)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income	Total

Balance, January 1, 2020	25,413,919	$7,503,984	$6,338,430	$(16,214,826)	$141,637	$(2,230,775)
Fair value of warrants issued in connection with convertible debt	-	-	551,880	-	-	551,880
Fair value of beneficial conversion feature issued in connection with convertible debt	-	-	173,482	-	-	173,482
Common stock issued upon conversion of debt	13,317,694	117,347	-	-	-	117,347
Common stock issued for investment	1,050,000	26,250	-	-	-	26,250
Common stock issued upon cashless warrant exercise	100,909	-	-	-	-	-
Stock based compensation	1,183,357	-	173,854	-	-	173,854
Foreign exchange translation	-	-	-	-	25,526	25,526
Net Income				60,951		60,951
Balance, September 30, 2020	41,065,879	$7,647,581	$7,237,646	$(16,153,875)	$167,163	$(1,101,484)

			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income	Total
Balance, January 1, 2019	751,108	1,544,904	6,999,942	(12,577,458)	299,178	(3,733,434)
Stock based compensation	4,263,840	2,131,920	19,871	-	-	2,151,791
Stock issued in exchange for vested options	48,399	681,383	(681,383)	-	-	-
Share issuance upon Exchange Agreement	20,350,573	3,145,777	-	-	-	3,145,777
Foreign exchange translation	-	-	-	-	(118,157)	(118,157)
Net loss	-	-	-	(3,573,719)	-	(3,573,719)
Balance, September 30, 2019	25,413,920	7,503,984	6,338,430	(16,151,177)	181,022	(2,127,739)

The accompanying notes are an integral part of these condensed consolidated financial statements

F-4

EHAVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Expressed in U.S. Dollars)

(Unaudited)

	Nine Months Ended September 30,
	2020	2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$60,951	$(3,573,719)
Loss from discontinued operations	-	3,052,916
Loss from continuing operations	60,951	(520,803)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock based compensation	173,854	-
Amortization of debt discount	356,896	-
Non-cash interest expense	35,972	-
Change in fair value of derivative liability	(1,250,584)	-
Changes in operating assets and liabilities:
Other receivables	-	(986)
Prepaid expenses and other assets	-	(5,853)
Accounts payable and accrued expenses	145,151	(20,402)
Accrued interest on convertible notes	76,212	83,996
Refundable taxes receivable	-	(15,808)
NET CASH USED IN OPERATING ACTIVITIES - CONTINUING OPERATIONS	(401,548)	(479,856)
NET CASH USED IN OPERATING ACTIVITIES - DISCONTINUED OPERATIONS	-	(223,987)
NET CASH USED IN OPERATING ACTIVITIES	(401,548)	(703,843)

NET CASH USED IN INVESTING ACTIVITIES:
NET CASH USED IN INVESTING ACTIVITIES - CONTINUING OPERATIONS	-	-
NET CASH USED IN INVESTING ACTIVITIES - DISCONTINUED OPERATIONS	-	486,081
NET CASH USED IN INVESTING ACTIVITIES	-	486,081

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes	728,170	423,636
Repayments from promissory notes	(141,000)	(181,107)
NET CASH PROVIDED BY FINANCING ACTIVITIES - CONTINUING OPERATIONS	587,170	242,529
NET CASH PROVIDED BY FINANCING ACTIVITIES -DISCONTINUED OPERATIONS	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	587,170	242,529

Effect of exchange rate on cash	(15,835)	(22,841)

Net increase in cash	169,787	1,926

Cash, beginning of period	17,530	11,222
Cash, end of period	$187,317	$13,148

SUPPLEMENTAL CASH FLOW INFORMATION:
Common stock issued upon conversion of debt	$117,347	$-
Common stock issued for investment	$26,250	$-
Accrued interest converted to common stock	$-	$300,362
Debt converted to common stock	$-	$2,845,414

The accompanying notes are an integral part of these condensed consolidated financial statements

F-5

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

1. ORGANZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and General Description of Business

EHAVE, Inc. (formerly known as “Behavioural Neurological Applications and Solutions or 2304101 Ontario Inc.”) (“We” or “the Company”), was incorporated under the laws of the Province of Ontario, Canada on October 31, 2011. The Company is a publicly listed company whose shares are quoted on the Pink Open Market under the symbol EHVVF in the United States. On April 30, 2019, our common shares were removed from the OTCQB Venture Market to the Pink Open Market because we were unable able to cure our bid price deficiency.

The Company is a healthcare company developing a health data platform that integrates with proprietary and third-party assessment and therapeutic digital applications. Our product focus is based on two tiers of activities: (1) MegaTeam and Ninja Reflex, our clinically validated digital assessment and rehabilitation software that is engaging for the patient, (2) adaptation of third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling. We intend to provide technology solutions to clinicians, patients, researchers, pharmaceutical companies and payors.

The COVID-19 outbreak, which surfaced in Wuhan, China in December 2019 and which was subsequently declared a pandemic by the World Health Organization in March 2020, has had a pronounced effect on the domestic and global economies. The Company’s business has been materially adversely impacted by the recent COVID-19 outbreak and may continue to be materially adversely impacted in the future. The extent of the impact of COVID-19 on the Company’s business, financial results, liquidity and cash flows will depend largely on future developments, including new information that may emerge concerning the severity and action taken to contain or prevent further spread within the U.S. and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted.

Basis of Presentation and principles of consolidation

These unaudited condensed consolidated financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s functional currency is Canadian dollars. These unaudited condensed consolidated financial statements are prepared on an interim basis; accordingly, since they are interim statements, the accompanying unaudited condensed consolidated financial statements do not include all of the information and notes required by GAAP for annual financial statements, but reflect all adjustments consisting of normal, recurring adjustments, that are necessary for a fair presentation of the financial position, results of operations and cash flows for the interim periods presented. Interim results are not necessarily indicative of the results that may be expected for any future periods. The Company’s fiscal year-end is December 31. The unaudited condensed consolidated financial statements include the amounts of the Company and its wholly owned subsidiary, Mycotopia Therapies, Inc. All inter-company accounts and transaction have been eliminated in consolidation.

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as the Company does not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of December 31, 2019, its last fiscal year. The Company has elected to take advantage of the extended transition period provided in Section 102(b)(1) of the JOBS Act for complying with new or revised accounting standards.

Foreign Currency Translation

The functional currency of the Company’s foreign operations is generally the local currency of the country in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the period. The result from currency translation is reflected in stockholders’ deficit as a component of accumulated other comprehensive income.

F-6

Foreign Currency Risk

The Company is exposed to fluctuations in the exchange rate between the United States dollar and the Canadian dollar. The Company’s continued financing activities are primarily in United States dollars while the Company’s expenditures are primarily in Canadian dollars. Should the exchange rate between the Canadian dollar and the United States dollar fluctuate, the Company may be exposed to resource constraints.

Software Products and Research and Development

Software development costs are expensed as incurred and consist primarily of design and development costs of new products, and significant enhancements to existing products incurred before the establishment of technological feasibility. Costs incurred subsequent to technological feasibility of new and enhanced products, costs incurred to purchase or to create and implement internal-use software, and software obtained through business acquisitions are capitalized. Such costs are amortized over the estimated useful lives of the related products, using the straight-line method.

Income Taxes

Income tax expense is based on income before income taxes and is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is more likely than not that a deferred tax asset will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Considerable judgment is required in assessing and estimating these amounts and the difference between the actual outcome of these future tax consequences and the estimates made could have a material impact on the operating results. To the extent that new information becomes available which causes the Company to change its judgment regarding the adequacy of existing tax liabilities, such changes to tax liabilities will impact income tax expense in the period in which such determination is made. The Company records interest and penalties related to unrecognized tax benefits in income tax expense.

The Company has made applications for Ontario Interactive Digital Media Tax Credits (“OIDMTC”). Judgment is required in the determination of qualifying expenses. The final determination of qualifying expenses is not known until acceptance by tax authorities. The Company’s credits have been reflected in the financial statements. (See Note. 5 “Other Receivables”)

Net Loss per Common Share, basic

The Company has adopted Accounting Standards Codification (“ASC”) subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share (EPS) information. Basic earnings (loss) per share includes no dilution and is computed by dividing net income or loss by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings or losses of the entity. At September 30, 2020, the Company had outstanding warrants to purchase 9,060,566 common shares.

Recent Pronouncements

During the year ended September 30, 2019 there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

F-7

New standards and interpretations

In March 2016, the FASB issued ASU 2016-02, Leases, which supersedes ASC Topic 840, Leases, and sets forth the principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and lessors. ASU 2016- 02 requires lessees to classify leases as either finance or operating leases and to record on the balance sheet a right-of-use asset and a lease liability, equal to the present value of the remaining lease payments, for all leases with a term greater than 12 months regardless of the lease classification. The lease classification will determine whether the lease expense is recognized based on an effective interest rate method or a straight-line basis over the term of the lease. ASU 2016-02 is effective for use beginning January 1, 2019 and adopted. Entities are required to use a modified retrospective transition method for existing leases. The Company has no significant lease commitments and has determined there is no impact from this guidance on our financial statements.

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate the continuation of the Company as a going concern.

Through September 30, 2020, the Company has incurred an accumulated deficit of $16,153,875, primarily as a result of expenses incurred through a combination of development and commercialization activities related to our products and general and administrative expenses supporting those activities, as well as an operating loss of $719,078 and negative operating cash flows in the amount of $401,548. Our total cash balance as of September 30, 2020 was $187,317. At September 30, 2020, we had a working capital deficit of $1,361,270. We anticipate that we will continue to incur losses and negative cash flows from operations, and that such losses will increase over the next several years. As a result of these expected losses and negative cash flows from operations, along with our current cash position, we may not have sufficient resources to fund operations for one year from the date we issued these financial statements. Therefore, there is substantial doubt about our ability to continue as a going concern.

3. FAIR VALUE MEASUREMENT

ASC Topic 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Refundable taxes, accounts payable, development grant and convertible notes are all stated at book value due to the term and nature of such items.

4. OTHER RECEIVABLE

Other receivable includes $428,686 that relates to filed applications for Ontario Interactive Media Tax Credits. The Company recently filed an amended 2016 tax return and is currently in the process of filing its 2018 tax return in order to receive payment for the Ontario Interactive Media Tax Credits. The review process has been completed and the Canada Revenue Agency will assess the tax returns in order to issue the refund. In January 2019, this amount was pledged against a loan. (See Note 6. “Promissory and Convertible Notes”). During the period ending September 30, 2020, the Company received part of the refund in the amount of $139,951.

5. RELATED PARTY TRANSACTIONS

The related party transactions are as follows:

On January 17, 2020, the Company issued a convertible promissory note to a related party in the principal amount of $178,189 including $16,199 of original issue discount and 1,781,890 warrants with an exercise price of $0.01 per share. The term of the note is 18 months and carries an effective interest rate of 8.00%. The convertible promissory note is convertible into shares of common stock at $0.01 per share.

F-8

On August 4, 2020, the Company issued 387,597 shares of common stock to a related party for services rendered (see Note 9).

6. PROMISSORY AND CONVERTIBLE NOTES

On December 5, 2018, we entered a securities purchase agreement for $141,000 (CAD $168,691), including $13,000 of original issue discount. Under the terms of the agreement, the principal amount and accrued interest is convertible into common shares of the Company at a conversion price equal to 73% of the market price. The conversion of the debentures is at the option of the holder between 180 days following the issue of the debentures and the maturity date. The debentures are due on December 5, 2019 and bear interest at 8% per annum.

On January 21, 2019, we issued a senior secured promissory note in the aggregate principal amount of $263,192 (CAD$350,000). The secured promissory note is secured against certain of our assets, including all development tax credits that the Company has applied for and receives. The loan is due on May 21, 2020 and bears and interest rate at 20.07% per annum.

On January 28, 2019, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$125,000), including $18,841(CAD$25,000) of original issue discount.

On March 26, 2019, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $98,351 (CAD$131,683), including $23,663 (CAD$31,683) of original issue discount.

During the nine months ended September 30, 2020, the Company issued convertible promissory notes in the principal amount of $800,987, in the aggregate, and including 178,189 issued to a related party. The principal amount includes $72,817 of original issue discount and 8,009,870 warrants with an exercise price of $0.01 per share. The term of the notes are 18 months and carry an effective interest rate of 8.00%. The convertible promissory notes are convertible into shares of common stock at $0.01 per share. The Company recorded a debt discount in the amount of $798,179, in the aggregate, in relation to the original issue discount, conversion feature and warrants. During the nine months ended September 30, 2020, the Company converted $117,347 of principal debt and issued 13,317,694 shares of common stock, in the aggregate, upon conversion of the convertible promissory notes. During the nine months ended September 30, 2020, the Company recorded amortization expense in the amount of $356,896 in relation to the conversion feature and warrants.

Exchange Agreement

On February 27, 2019, we entered into an exchange agreement (the “Exchange Agreement”) to convert the Unsecured Debentures, Secured Debentures, and senior secured promissory notes (the “Converted Debt”) into common stock. Under the terms of the Exchange Agreement, the Company issued in the aggregate 20,350,573 shares of common stock upon the conversion of, in the aggregate, $3,145,777 of outstanding principal and interest and the cancellation of 560,461 warrants related to the Converted Debt.

7. DEVELOPMENT GRANT

On June 7, 2012, the Company entered into a project funding agreement with the Canada-Israel Research and Development Foundation (“CIIRDF”). The purpose of the grant was to fund the Company’s activities related to the development of a cognitive assessment and treatment platform for childhood attention deficit disorder and attention hyperactivity disorder (the “Development”). Under the terms of the grant, CIIRDF would fund up to CAD$300,000 of development activities related to the Development. The grant is repayable to CIIRDF based on 2.5% of annual gross sales related to products developed from the Development. The Company received CAD$225,000 from CIIRDF to fund the Development. The amount presented in these financial statements is reflected in United States dollars.

F-9

8. COMMITMENTS AND CONTINGENCIES

Collaboration Agreement

On December 8, 2011, the Company entered into a Collaboration Agreement between The Hospital for Sick Children (“SickKids”) and the Ontario Brain Institute (“OBI”). Under the terms of the Collaboration Agreement, the OBI agreed to fund SickKids activities related to the development of a software based treatment program for Attention Deficit and Hyperactivity Disorder in children (the “Project”). Funding of SickKids by the OBI was based on a Project budget of CAD$491,204 in which the Company was to contribute at least the same financial commitments for its own activities under the Project. During the Project period from December 8, 2011 to March 31, 2014, the Company contributed approximately CAD$540,000 consisting of CAD$437,400 of salaries and consulting fees, CAD$50,000 of software development and CAD$53,000 of equipment, supplies and overhead. Under the terms of the Collaboration Agreement, Project activities were to be substantially completed by March 31, 2014. Under the terms of the Collaboration Agreement, the Company is obligated to pay SickKids a minimum royalty on Project intellectual property of the amount of the Development Grant CAD$491,204. Under the terms of the royalty agreement between the Company and SickKids, such payments are to be made based on 5% of net revenue for the first CAD$15,000,000 of related Project product and 2.5% of net revenue thereafter. As of September 30, 2019, $5,000 is due under the terms of the royalty agreement.

Consulting Agreement

On June 24, 2019, the Company entered into an Executive Consulting Agreement (Agreement) with Benjamin Kaplan (BK) to serve as the Company’s CEO for an initial term of 24 months. In addition to the monthly consulting fee, the Agreement provides for a one month ‘termination fee’ if the Agreement is terminated without cause.

On June 29, 2019, the Company and BK amended the Agreement as follows:

BK was granted a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the issued and outstanding common shares, on a fully diluted basis. The Warrant has an exercise price of $0.01 USD per share and shall expire June 29, 2021.

Upon the closing of a Significant Transaction (defined as the closing of financing for at least $500,000 USD or the closing of an acquisition with a valuation (determined by the value of the consideration paid by the Company) of not less than $1,000,000 USD), BK would be granted a number of shares equal to 5% of the issued and outstanding common shares, on a fully diluted basis including such shares to be issued or that could be issued pursuant to the transaction on the closing date of such Significant Transaction. This stock grant can be earned by BK for each Significant Transaction closed during the term of the Agreement.

Medical Advisory Board Agreements

During the nine months ended September 30, 2020, the Company entered into medical advisory board agreements with two members for a term of one year each. As consideration for the services to be rendered, the Company agreed to pay $10,000 in cash and $130,000 worth of stock in common stock. During the nine months ended September 30, 2020, the Company recorded $45,151 as general and administrative expense in accordance with the agreements. As of September 30, 2020, the Company accrued $45,151 as other payables in accordance with these agreements.

Novel coronavirus

Any serious disruption with the Company’s suppliers or customers due to the COVID-19 outbreak could impair the Company’s ability to meet and/or generate demand for its product, which may negatively impact the Company’s revenue, financial condition, and commercial operations. Such outbreaks could also result in delays in or the suspension of the Company’s research and product development activities, regulatory work streams, its clinical studies and other important functions. The Company is unable to predict the outcome of these matters and is unable to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome.

F-10

9. STOCKHOLDERS’ EQUITY (DEFICIT)

On September 15, 2020, the Company issued 1,050,000 shares of common stock in accordance with a strategic alliance agreement and as consideration for the purchase of 1,050,000 share of Psychedelitech, Inc. (“Psychedelitech”) (a private Ontario corporation). As a result of the transaction, the Company purchased 10% of Psychedelitech. The shares were recorded at fair market value on the date of issuance of $26,250. As of September 30, 2020, the investment in Psychedelitech is recorded at fair market value in the amount of $26,250.

STOCK BASED COMPENSATION

During the nine months ended September 30, 2020, the Company issued 66,680 vested warrants to Ben Kaplan, the Company’s CEO, in accordance with his employment agreement valued at $12,630. The Company expensed $12,630 as general and administrative expense in relation to this issuance.

On August 1, 2020, the Company issued 408,163 shares of common stock to a consultant for services rendered. The Company expensed $61,224 in relation to this issuance.

On August 4, 2020, the Company issued 387,597 shares of common stock to a member of management for services rendered. The Company expensed $50,000 in relation to this issuance.

On August 4, 2020, the Company issued 387,597 shares of common stock to a related party for services rendered. The Company expensed $50,000 in relation to this issuance.

Warrants Issued

The following table reflects a summary of Common Stock warrants outstanding and warrant activity during the nine months ended September 30, 2020:

	Underlying Shares	Weighted Average Exercise Price	Weighted Average Term (Years)
Warrants outstanding at January 1, 2020	-	$-	-
Granted	9,280,566	0.01	1.0
Exercised	(220,000)	0.01
Forfeited	-
Warrants outstanding and exercisable at September 30, 2020	9,060,566	$0.01	0.88

The intrinsic value of warrants outstanding as of September 30, 2020 was $181,211.

10. SUBSEQUENT EVENTS

Subsequent to September 30, 2020, the Company issued 1,867,076 shares of common stock upon the conversion of $18,671 of convertible notes payable.

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of EHAVE, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of EHAVE, Inc. (the “Company”) as of December 31, 2019 and 2018 and the related consolidated statements of operations and other comprehensive income (loss), changes in stockholders’ deficit and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph – Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered continuing losses and negative cash flows from operations, has negative working capital and accumulated deficit and negative stockholders’ equity, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Turner, Stone & Company LLP

/s/ Turner, Stone & Company LLP

Dallas, Texas

June 12, 2020

We have served as the Company’s auditor since 2015.

F-12

EHAVE, INC.

CONSOLIDATED BALANCE SHEETS

(Expressed in U.S. Dollars)

	December 31,
	2019	2018

ASSETS

CURRENT ASSETS:
Cash	$17,530	$11,222
Prepaid expenses	7,804	-
Refundable taxes	30,831	9,754
Total current assets	56,165	20,976

Other receivables	440,572	439,258

TOTAL ASSETS	$496,737	$460,234

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$521,432	$438,358
Taxes payables	6,541	299,241
Other payables	311,927	182,365
Promissory notes	270,018	137,143
Current portion of convertible notes	142,352	2,672,768
Derivative liability	1,250,584	-
Accrued interest on convertible notes	51,075	298,884
Unearned revenue	-	-
Total current liabilities	2,553,929	4,028,759

Development grant	173,583	164,908
TOTAL LIABILITIES	2,727,512	4,193,667

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ DEFICIT:
Common stock, no par value, unlimited shares authorized, 25,413,919 and 751,028 issued and outstanding as of December 31, 2019 and 2018, respectively	7,503,984	1,544,904
Additional paid in capital	6,338,430	6,999,942
Accumulated deficit	(16,214,826)	(12,577,458)
Accumulated other comprehensive income	141,637	299,179

TOTAL STOCKHOLDERS’ DEFICIT	(2,230,775)	(3,733,433)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$496,737	$460,234

The accompanying notes are an integral part of these consolidated financial statements.

F-13

EHAVE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND OTHER COMPREHENSIVE INCOME (LOSS)

(Expressed in U.S. Dollars)

	Years Ended December 31,
	2019	2018

Operating expenses from continuing operations
General and administrative expenses	411,019	761,936

Total operating expenses	411,019	761,936

OPERATING LOSS	(411,019)	(761,936)

Other expenses from continuing operations
Warrant expense	-	3,454,400
Interest, bank charges and financing fees	172,334	405,201
Foreign exchange gain (loss)	1,099	-
Total other expenses from continuing operations	173,433	3,859,601
Net loss from continuing operations	(584,452)	(4,621,537)

Loss from discontinued operations	(3,701,024)	(966,797)
Gain on sale of intangible assets, net	648,108	-
Net loss from discontinued operations	(3,052,916)	(966,797)

Total Net Loss	(3,637,368)	(5,588,334)

Other comprehensive loss
Foreign exchange translation adjustment	(157,541)	(207,178)
Total other comprehensive income loss	(157,541)	(207,178)

Comprehensive income (loss)	(3,794,909)	(5,381,156)

AMOUNTS ATTRIBUTABLE TO COMMON STOCKHOLDERS
Loss from continuing operations	$(741,993)	$(4,414,359)
Loss from discontinued operations	(3,052,916)	(966,797)
COMPREHENSIVE NET LOSS	$(3,794,909)	$(5,381,156)

LOSS PER SHARE FROM CONTINUING OPERATIONS:
Basic	$(0.03)	$(5.88)
Diluted	$(0.03)	$(5.88)
EARNINGS (LOSS) PER SHARE FROM DISCONTINUED OPERATIONS:
Basic	$(0.14)	$(1.29)
Diluted	$(0.14)	$(1.29)
NET LOSS PER SHARE:
Basic	$(0.18)	$(7.17)
Diluted	$(0.18)	$(7.17)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	21,454,189	751,028
Diluted	21,454,189	751,028

The accompanying notes are an integral part of these consolidated financial statements.

F-14

EHAVE, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

(Expressed in U.S. Dollars)

					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	(Deficit)	Income	Total

Balances, January 1, 2018	713,120	$1,419,544	$3,468,314	$(6,989,124)	92,000	$(2,009,266)
Stock options	-	-	202,588	-	-	202,588
Issuance of common stock for cash	37,988	125,360	(125,360)	-	-	-
Warrants	-	-	3,454,400	-	-	3,454,400
Foreign exchange translation	-	-	-	-	207,178	207,178
Net Loss	-	-	-	(5,588,334)	-	(5,588,334)
Balance, December 31, 2018	751,108	1,544,904	6,999,942	(12,577,458)	299,178	(3,733,434)
Stock based compensation	4,263,840	2,131,920	19,871	-	-	2,151,791
Stock issued in exchange for vested options	48,399	681,383	(681,383)	-	-	-
Share issuance upon Exchange Agreement	20,350,573	3,145,777	-	-	-	3,145,777
Foreign exchange translation	-	-	-	-	(157,541)	(157,541)
Net Loss	-	-	-	(3,637,368)	-	(3,637,368)
Balance, December 31, 2019	25,413,919	$7,503,984	$6,338,430	$(16,214,826)	141,637	$(2,230,775)

The accompanying notes are an integral part of these consolidated financial statements.

F-15

EHAVE, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018

(Expressed in U.S. Dollars)

	Years Ended December 31,
	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,637,368)	$(5,588,334)
Loss from discontinued operations	3,052,916	966,797
Loss from continuing operations	(584,452)	(4,621,537)
Adjustments to reconcile net loss to net cash used in operating activities:
Warrant expense	-	3,454,400
Changes in operating assets and liabilities:
Other receivables	(1,314)	-
Prepaid expenses and other assets	(7,804)	(14,051)
Accounts payable and accrued expenses	(80,062)	410,207
Accrued interest on convertible notes	111,994	225,722
Unearned revenue	-	(91,515)
Refundable taxes receivable	(21,077)	(21,094)

NET CASH USED IN OPERATING ACTIVITIES - CONTINUING OPERATIONS	(582,715)	(657,868)
NET CASH USED IN OPERATING ACTIVITIES - DISCONTINUED OPERATIONS	(298,649)	(764,209)
NET CASH USED IN OPERATING ACTIVITIES	(881,363)	(1,422,077)

CASH FLOWS FROM INVESTING ACTIVITIES:
NET CASH PROVIDED BY INVESTING ACTIVITIES - CONTINUING OPERATIONS	648,108	-
NET CASH PROVIDED BY INVESTING ACTIVITIES - DISCONTINUED OPERATIONS	648,108	-
NET CASH PROVIDED BY INVESTING ACTIVITIES

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from promissory notes	545,018	-
Other receivables	-	428,552
Proceeds from convertible notes	-	1,653,883
Repayments from promissory notes	(275,000)	(59,094)
Share issuance (repurchase)	-	(125,359)

NET CASH PROVIDED BY FINANCING ACTIVITIES - CONTINUING OPERATIONS	270,018	1,897,982
NET CASH PROVIDED BY FINANCING ACTIVITIES - DISCONTINUED OPERATIONS	-	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	270,018	1,897,982

Effect of exchange rate on cash	(30,455)	(468,354)

Net increase (decrease) in cash	6,308	7,551

Cash, beginning of period	11,222	3,671
Cash, end of period	$17,530	$11,222

SUPPLEMENTAL CASH FLOW INFORMATION:
Accrued Interest converted to common	$300,362	$-
Debt converted to common stock	$2,845,414	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-16

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. Organization and General Description of Business

EHAVE, Inc. (formerly known as “Behavioural Neurological Applications and Solutions or 2304101 Ontario Inc.”) (“We” or “the Company”), was incorporated under the laws of the Province of Ontario, Canada on October 31, 2011. The Company is a publicly listed company whose shares are quoted on the Pink Open Market under the symbol EHVVF in the United States. On April 30, 2019, our common shares were removed from the OTCQB Venture Market to the Pink Open Market because we were unable able to cure our bid price deficiency.

The Company is a healthcare company developing a health data platform that integrates with proprietary and third-party assessment and therapeutic digital applications. Our product focus is based on two tiers of activities: (1) MegaTeam and Ninja Reflex, our clinically validated digital assessment and rehabilitation software that is engaging for the patient, (2) adaptation of third-party clinically validated digital assessment and rehabilitation software for enhanced patient engagement and data modeling. We intend to provide technology solutions to clinicians, patients, researchers, pharmaceutical companies and payors.

The COVID-19 outbreak, which surfaced in Wuhan, China in December 2019 and which was subsequently declared a pandemic by the World Health Organization in March 2020, has had a pronounced effect on the domestic and global economies. The Company’s business has been materially adversely impacted by the recent COVID-19 outbreak and may continue to be materially adversely impacted in the future. The extent of the impact of COVID-19 on the Company’s business, financial results, liquidity and cash flows will depend largely on future developments, including new information that may emerge concerning the severity and action taken to contain or prevent further spread within the U.S. and the related impact on consumer confidence and spending, all of which are highly uncertain and cannot be predicted.

B. Basis of Presentation and principles of consolidation

These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States and are expressed in U.S. dollars. The Company’s functional currency is Canadian dollars. The Company’s fiscal year-end is December 31. The consolidated financial statements include the amounts of the Company and its wholly owned subsidiary, Mycotopia Therapies, Inc. All inter-company accounts and transaction have been eliminated in consolidation. Certain reclassifications have been made to the prior period condensed consolidated financial statements to conform to the current period presentation.

The Company qualifies as an “emerging growth company” as defined in Section 101 of the Jumpstart our Business Startups Act (“JOBS Act”) as the Company does not have more than $1,070,000,000 in annual gross revenue and did not have such amount as of December 31, 2019, its last fiscal year. The Company has elected to take advantage of the extended transition period provided in Section 102(b)(1) of the JOBS Act for complying with new or revised accounting standards.

Foreign Currency Translation

The functional currency of the Company’s foreign operations is generally the local currency of the country in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the period. The result from currency translation is reflected in stockholders’ deficit as a component of accumulated other comprehensive income.

F-17

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

Software Products and Research and Development

Software development costs are expensed as incurred and consist primarily of design and development costs of new products, and significant enhancements to existing products incurred before the establishment of technological feasibility. Costs incurred subsequent to technological feasibility of new and enhanced products, costs incurred to purchase or to create and implement internal-use software, and software obtained through business acquisitions are capitalized. Such costs are amortized over the estimated useful lives of the related products, using the straight-line method.

Income Taxes

Income tax expense is based on income before income taxes and is accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Valuation allowances are recorded when it is more likely than not that a deferred tax asset will not be realized. The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50% likely of being realized. Changes in recognition or measurement are reflected in the period in which the change in judgment occurs. Considerable judgment is required in assessing and estimating these amounts and the difference between the actual outcome of these future tax consequences and the estimates made could have a material impact on the operating results. To the extent that new information becomes available which causes the Company to change its judgment regarding the adequacy of existing tax liabilities, such changes to tax liabilities will impact income tax expense in the period in which such determination is made. The Company records interest and penalties related to unrecognized tax benefits in income tax expense.

The Company has made applications for Ontario Interactive Digital Media Tax Credits (“OIDMTC”). Judgment is required in the determination of qualifying expenses. The final determination of qualifying expenses is not known until acceptance by tax authorities. The Company’s credits have been reflected in the financial statements. (See Note. 5 “Other Receivables”)

Net Loss per Common Share, basic

The Company has adopted Accounting Standards Codification (“ASC”) subtopic 260-10, Earnings Per Share (“ASC 260-10”) specifying the computation, presentation and disclosure requirements of earnings per share (EPS) information. Basic earnings (loss) per share includes no dilution and is computed by dividing net income or loss by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per share reflects the potential dilution of securities that could share in the earnings or losses of the entity. At December 31, 2018, the Company had outstanding options to purchase 8,625,192 common shares and warrants to purchase 56,046,184 common shares. These options and warrants were canceled during 2019. They are excluded from EPS calculations because their effect is anti-dilutive.

Recent Pronouncements

During the years ended December 31, 2019 and 2018 there were several new accounting pronouncements issued by the Financial Accounting Standards Board (FASB). Each of these pronouncements, as applicable, has been or will be adopted by the Company. Management does not believe the adoption of any of these accounting pronouncements has had or will have a material impact on the Company’s financial statements.

New standards and interpretations

In March 2016, the FASB issued ASU 2016-02, Leases, which supersedes ASC Topic 840, Leases, and sets forth the principles for the recognition, measurement, presentation, and disclosure of leases for both lessees and lessors. ASU 2016- 02 requires lessees to classify leases as either finance or operating leases and to record on the balance sheet a right-of-use asset and a lease liability, equal to the present value of the remaining lease payments, for all leases with a term greater than 12 months regardless of the lease classification. The lease classification will determine whether the lease expense is recognized based on an effective interest rate method or a straight-line basis over the term of the lease. ASU 2016-02 is effective for use beginning January 1, 2019 and adopted. Entities are required to use a modified retrospective transition method for existing leases. The Company has no significant lease commitments and has determined there is no impact from this guidance on our financial statements.

F-18

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

C. Risks and Uncertainties

Foreign Currency Risk

The Company is exposed to fluctuations in the exchange rate between the United States dollar and the Canadian dollar. The Company’s continued financing activities are primarily in United States dollars while the Company’s expenditures are primarily in Canadian dollars. Should the exchange rate between the Canadian dollar and the United States dollar fluctuate, the Company may be exposed to resource constraints.

2. GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles in the United States, which contemplate the continuation of the Company as a going concern.

Through December 31, 2019, we have incurred an accumulated deficit of $16,214,826, primarily as a result of expenses incurred through a combination of development and commercialization activities related to our products and general and administrative expenses supporting those activities, as well as a net loss of $3,637,368 and negative operating cash flows. Our total cash and cash equivalents balance as of December 31, 2019 was $17,530. At December 31, 2019, we had a working capital deficit of $2,497,764. We anticipate that we will continue to incur losses and negative cash flows from operations, and that such losses will increase over the next several years due to development costs associated with our MegaTeam and Ninja Reflex products, until our products reach commercial profitability. As a result of these expected losses and negative cash flows from operations, along with our current cash position, we may not have sufficient resources to fund operations through the third quarter of 2020. Therefore, there is substantial doubt about our ability to continue as a going concern.

3. FAIR VALUE MEASUREMENT

ASC Topic 820, Fair Value Measurement, establishes a framework for measuring fair value. That framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). Refundable taxes, accounts payable, development grant and convertible notes are all stated at book value due to the term and nature of such items.

4. SALE OF INTANGIBLE ASSETS AND DISCONTINUED OPERATION

On March 22, 2019 the Company entered into an asset purchase agreement with Zyus Life Sciences, Inc. (“Zyus”) and completed the sales of certain intellectual property assets and rights relating to the Company’s health informatics platform (the “Asset Purchase Agreement”). In accordance with the Asset Purchase Agreement, the Company received in the aggregate from Zyus (i) CAD $1.2 million in cash, and (ii) 361,011 of Zyus common shares. During the year ended December 31, 2019, the Company recorded CAD $551,892 of expenses directly associated with the Asset Purchase Agreement and recorded a gain on the sale of intangible assets, net, in the amount of $648,108. There is no value recorded for the Zyus common shares due to the lack of an active market and ascertainable value.

With the consummation of this sale, the Company’s current operations were discontinued due to the elimination of the ongoing operations and cash flows of the component, the resignation of then current executive management and abandonment of its leased facilities. The Company has directed its involvement to the exchange agreement with Pshychedelitich, Inc. (See “Subsequent Events”).

F-19

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

Operating results for the years ended December 31, 2019 for the Ehave Connect platform and related operating expenses are presented as discontinued operations as follows:

Year Ended December 31,
2019

Operating expenses from discontinued operation
General and administrative expenses	$2,450,440

Total operating expenses from discontinued operation	2,450,440

OPERATING LOSS FROM DISCONTINUED OPERATION	(2,450,440)

Change in fair market value of derivative liabilities	(1,250,584)
Gain on sale of intangible assets, net	648,108
Net loss from discontinued operations	$(3,052,916)

5. OTHER RECEIVABLE

Other receivable include $440,572 that relates to filed applications for Ontario Interactive Media Tax Credits. The Company recently filed an amended 2016 tax return and is currently in the process of filing its 2018 tax return in order to receive payment for the Ontario Interactive Media Tax Credits. The review process has been completed and the Canada Revenue Agency will assess the tax returns in order to issue the refund. In January 2019, this amount was pledged against a loan. (See Note 7. “Promissory and Convertible Notes”).

6. RELATED PARTY TRANSACTIONS

The related party transactions are as follows:

We entered into a term sheet with Companion Healthcare Corporation (“CHC”), dated June 30, 2017, whereby CHC will acquire the exclusive rights to the Company’s informatics platform for use in companion animals, and we received a deposit of $135,232 for the Company’s fieldwork. License fees are to be established by a third party evaluator. Scott Woodrow, a former director of the Company, is the President and a minority shareholder of CHC.

On October 30, 2018, we entered in an agreement with Companion Healthcare Technologies Inc. (“CHT”), for the use of Ehave Connect whereby CHT will acquire the exclusive rights to Ehave Connect for use in companion animals. Scott Woodrow, a former director of the Company, is the President and a minority shareholder of CHT.

On October 11, 2017 the Company entered into an Investor Letter with Scott Woodrow, a former director, pursuant to which he agreed to purchase securities of the Company on similar terms as certain offerings of the Company that are consummated prior to December 31, 2017, or, if such an offering is not consummated, the purchase amount will be converted into a secured promissory note that matures on January 31, 2018 (which, at the investor’s option, may be converted into common shares of the Company). Such investors are also entitled to additional warrant coverage in the event that we do not close such an offering prior to December 31, 2017. No such offering consummated prior to December 31, 2017, and such notes were converted into unsecured convertible debentures notes on January 31, 2018.

On October 11, 2017, the Company entered into a demand non-interest bearing unsecured promissory note with Scott Woodrow, a former director of the Company, in the principal amount of $80,276 (CAD $100,000). On January 18, 2018 the note was exchanged for an unsecured convertible debenture.

F-20

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

On April 18, 2019, the Company terminated the agreement it entered into CHT on October 30, 2018 (the “CHT Agreement”) regarding the exclusive rights to Ehave Connect granted to CHT for use in companion animals. Pursuant to the agreement to terminate the CHT Agreement, the Company paid CHT, in cash, CAD $230,170.24, which includes CAD $25,170 for legal fees that CHT incurred in connection with the CHT Agreement, from the proceeds of the Asset Sale.

In May 2019, the Company’s former officers and directors reigned and terminated their contracts.

On January 31, 2018, promissory notes with an aggregate principal amount of $311,967 (CAD$384,000) outstanding at December 31, 2017 were exchanged for unsecured convertible debentures (the “Unsecured Debentures”). On February 27, 2019, the Company entered into an agreement to convert the note into 2,768,098 common shares of the Company. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders.

On January 31, 2018, the Company entered into a secured convertible debenture agreement (the “Secured Debentures”) for total proceeds of $1,218,620 (CAD$1,500,000), issued in two installments. The Secured Debentures were secured against the general assets and intellectual property of the Company. Under the terms of the Secured Debentures, the principal amount and accrued interest was convertible into our common shares at a conversion price equal to 75% the issue price of common shares under a qualified offering. The conversion of the Secured Debentures was at the option of the holder. At the time of conversion, the holder was to also receive an equal amount of common share purchase warrants with an exercise price equal to the issue price. The Secured Debentures were due on July 31, 2018 and bore interest at 10% per annum. The initial installment of the Secured Debentures was issued on January 31, 2018 for proceeds of $609,310 (CAD$750,000). On March 19, 2018, the final instalment of $573,307 (CAD$750,000) was received. On February 27, 2019, as part of the recapitalization, the Company entered into an agreement to convert the Secured Debentures and right to receive warrants into 12,682,749 common shares.

On September 27, 2018, the Company issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$111,110), including $11,110 of original issue discount. On February 27, 2019, promissory notes with an aggregate principal amount of $85,756 (CAD$111,110) were exchanged for unsecured debentures for a bridge loan. On February 28, 2019, we entered into an agreement to convert the note into 542,036 common shares of the Company. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders.

On January 28, 2019, the Company issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$125,000), including $18,841(CAD$25,000) of original issue discount. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders. The principal amount of $85,756 was repaid on May 24, 2019.

On February 27, 2019, the Company issued 1,268,378 common shares of the Company valued at $634,189 in exchange for services performed by multiple parties, one of which is a significant shareholder. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with one of the vendors who exchanged fees.

On March 26, 2019, the Company issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $98,351 (CAD$131,683), including $23,663 (CAD$31,683) of original issue discount. Binyomin Posen and Zeke Kaplan, directors of the Company, have personal and business relations with some of the lenders. The principal amount of $95,351 was repaid on May 24, 2019.

7. PROMISSORY AND CONVERTIBLE NOTES

Exchanged Notes

On November 15, 2017, the Company issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $196,237. Lenders of the promissory notes were issued 2,133,333 common share warrants at an exercise price of $0.075 per share with an expiry date of November 16, 2022. On January 31, 2018 $148,745 of the promissory notes were repaid and $47,932 of the promissory notes were exchanged for Unsecured Debentures on February 27, 2019, see the Exchange Agreement (as defined below).

F-21

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

On January 31, 2018, we entered into a secured convertible debenture agreement (the “Secured Debentures”) for total proceeds of $1,218,620 (CAD$1,500,000), issued in two installments. The Secured Debentures were secured against the general assets and intellectual property of the Company. Under the terms of the Secured Debentures, the principal amount and accrued interest was convertible into our common shares at a conversion price equal to 75% the issue price of common shares under a qualified offering. The conversion of the Secured Debentures was at the option of the holder. At the time of conversion, the holder was to also receive an equal amount of common share purchase warrants with an exercise price equal to the issue price. The Secured Debentures were due on July 31, 2018 and bore interest at 10% per annum. The initial installment of the Secured Debentures was issued on January 31, 2018 for proceeds of $609,310 (CAD$750,000). On March 19, 2018, the final instalment of $573,307 (CAD$750,000) was received. On February 27, 2019, we entered into an Exchange Agreement (as defined below) and converted the Secured Debentures into common stock.

On January 31, 2018, certain promissory notes with an aggregate principal amount of $311,967 (CAD$384,000) outstanding at December 31, 2017 were exchanged for unsecured convertible debentures (the “Unsecured Debentures”). From January 1, 2018 to January 31, 2018, we issued an additional $20,098 (CAD$25,000) Unsecured Debentures for total proceeds of $332,065 (CAD$409,000). On March 19, 2018, an installment of the Unsecured Debentures in the amount of $382,263 (CAD$500,000) was received. Under the terms of the Unsecured Debentures, the principal amount and accrued interest was convertible into our common shares at a conversion price equal to 75% the issue price of common shares under a qualified offering. The conversion of the Unsecured Debentures was at the option of the holder. At the time of conversion, the holder was to also receive 120% of the amount of the common shares issued of common share purchase warrants with an exercise price equal to the issue price. The Unsecured Debentures were due on July 31, 2018 and bore interest at 10% per annum. On February 27, 2019, we entered into an Exchange Agreement (as defined below) and converted the Unsecured Debentures into common stock.

On September 27, 2018, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$111,110), including $11,110 of original issue discount. On February 27, 2019, we entered into an Exchange Agreement (as defined below) and converted the senior secured promissory notes into common stock.

Exchange Agreement

On February 27, 2019, we entered into an exchange agreement (the “Exchange Agreement”) to convert the Unsecured Debentures, Secured Debentures, and senior secured promissory notes (the “Converted Debt”) into common stock. Under the terms of the Exchange Agreement, the Company issued in the aggregate 20,350,573 shares of common stock upon the conversion of, in the aggregate, $3,145,777 of outstanding principal and interest and the cancellation of 560,461 warrants related to the Converted Debt.

Other Promissory Notes

On October 31, 2018, we issued demand senior secured promissory notes in the aggregate principal amount of $57,000 (CAD $72,960).

On December 5, 2018, we entered a securities purchase agreement for $141,000 (CAD $168,691), including $13,000 of original issue discount. Under the terms of the agreement, the principal amount and accrued interest is convertible into common shares of the Company at a conversion price equal to 73% of the market price. The conversion of the debentures is at the option of the holder between 180 days following the issue of the debentures and the maturity date. The debentures are due on December 5, 2019 and bear interest at 8% per annum.

On January 21, 2019, we issued a senior secured promissory note in the aggregate principal amount of $263,192 (CAD$350,000). The secured promissory note is secured against certain of our assets, including all tax credit receivables. The loan is due on May 21, 2020 and bears an interest rate at 20.07% per annum. (See Note 5. Other Receivables). This loan continued to be outstanding an in default.

F-22

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

On January 28, 2019, we issued demand non-interest bearing senior secured promissory notes in the aggregate principal amount of $85,756 (CAD$125,000), including $18,841(CAD$25,000) of original issue discount. The principal amount of $85,756 was repaid on May 24, 2019.

8. DEVELOPMENT GRANT

On June 7, 2012, the Company entered into a project funding agreement with the Canada-Israel Research and Development Foundation (“CIIRDF”). The purpose of the grant was to fund the Company’s activities related to the development of a cognitive assessment and treatment platform for childhood attention deficit disorder and attention hyperactivity disorder (the “Development”). Under the terms of the grant, CIIRDF would fund up to CAD$300,000 of development activities related to the Development. The grant is repayable to CIIRDF based on 2.5% of annual gross sales related to products developed from the Development. The Company received CAD$225,000 from CIIRDF to fund the Development. The amount presented in these financial statements is reflected in United States dollars.

9. INCOME TAXES

The Company computes income taxes using the asset and liability approach. The Company currently has no issue that creates timing differences that would mandate a deferred tax expense. Due to the uncertainty as to the utilization of net operating loss carryforwards, a valuation allowance has been made to the extent of any tax benefit that net operating losses may generate. No provision for income tax has been recorded for the years ended December 31, 2018 and December 31, 2017 due to the Company’s operating losses.

During the year the Company filed applications for Ontario Interactive Digital Media Tax Credits. The Company recognizes the benefit of its tax credits when there is reasonable assurance that they will be realized (see Note 5). As of December 31, 2019, the Company has a net operating loss for tax purposes of CAD $6,143,402 (2018 – CAD $1,977,973) that can be carried forward over 20 years.

Deferred Income Taxes

Deferred income taxes primarily represent the net effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts for income tax purposes. The components of the Company’s deferred taxes are as follows:

	2019	2018
Deferred tax assets (liabilities):
Deferred tax asset, beginning	$704,000	$412,000
Increase in valuation reserve	37,000	292,000
Deferred tax asset, ending	741,000	704,000
Valuation Allowance	(741,000)	(704,000)
Net Deferred tax assets	$-	$-

F-23

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

10. COMMITMENTS AND CONTINGENCIES

Collaboration Agreement

On December 8, 2011, the Company entered into a Collaboration Agreement between The Hospital for Sick Children (“SickKids”) and the Ontario Brain Institute (“OBI”). Under the terms of the Collaboration Agreement, the OBI agreed to fund SickKids activities related to the development of a software based treatment program for Attention Deficit and Hyperactivity Disorder in children (the “Project”). Funding of SickKids by the OBI was based on a Project budget of CAD$491,204 in which the Company was to contribute at least the same financial commitments for its own activities under the Project. During the Project period from December 8, 2011 to March 31, 2014, the Company contributed approximately CAD$540,000 consisting of CAD$437,400 of salaries and consulting fees, CAD$50,000 of software development and CAD$53,000 of equipment, supplies and overhead. Under the terms of the Collaboration Agreement, Project activities were to be substantially completed by March 31, 2014. Under the terms of the Collaboration Agreement, the Company is obligated to pay SickKids a minimum royalty on Project intellectual property of the amount of the Development Grant CAD$491,204. Under the terms of the royalty agreement between the Company and SickKids, such payments are to be made based on 5% of net revenue for the first CAD$15,000,000 of related Project product and 2.5% of net revenue thereafter. As of December 31, 2019, $5,000 is due under the terms of the royalty agreement.

Consulting Agreement

On June 24, 2019, the Company entered into an Executive Consulting Agreement (Agreement) with Benjamin Kaplan (BK) to serve as the Company’s CEO for an initial term of 24 months. In addition to the monthly consulting fee, the Agreement provides for a one month ‘termination fee’ if the Agreement is terminated without cause.

On June 29, 2019, the Company and BK amended the Agreement as follows:

BK was granted a Warrant to purchase that number of shares of common stock of the Company equal to 5% of the issued and outstanding common shares, on a fully diluted basis. The Warrant has an exercise price of $0.01 USD per share and shall expire June 29, 2021.

Upon the closing of a Significant Transaction (defined as the closing of financing for at least $500,000 USD or the closing of an acquisition with a valuation (determined by the value of the consideration paid by the Company) of not less than $1,000,000 USD), BK would be granted a number of shares equal to 5% of the issued and outstanding common shares, on a fully diluted basis including such shares to be issued or that could be issued pursuant to the transaction on the closing date of such Significant Transaction. This stock grant can be earned by BK for each Significant Transaction closed during the term of the Agreement.

The Company would reimburse BK $2,500 CAD per month for rent.

Leases

The Company vacated offices during the year and settled all lease liabilities. As of December 31, 2019, there were no lease amounts due.

Novel coronavirus

Any serious disruption with the Company’s suppliers or customers due to the COVID-19 outbreak could impair the Company’s ability to meet and/or generate demand for its product, which may negatively impact the Company’s revenue, financial condition, and commercial operations. Such outbreaks could also result in delays in or the suspension of the Company’s research and product development activities, regulatory work streams, its clinical studies and other important functions. The Company is unable to predict the outcome of these matters and is unable to make a meaningful estimate of the amount or range of loss, if any, that could result from an unfavorable outcome.

11. STOCKHOLDERS’ EQUITY (DEFICIT)

On February 27, 2019, the Company converted $2,845,414 (CAD $3,740,431), the net carrying value of the principal balance of convertible notes payable and promissory notes payable, and $300,362 (CAD $394,693) of accrued interest into 19,711,362 shares of common stock pursuant to letter agreements with the holders of existing notes and warrants.

F-24

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

STOCK BASED COMPENSATION

On February 27, 2019, the Company granted 475,642 shares of common stock to Scott Woodrow, a related party and former Director of the Company, in connection with the letter agreements. On September 24, 2018, the Company entered into a letter agreement (the “Letter Agreement”) in which the Company and Scott Woodrow agreed to convert the outstanding convertible debentures and cancel the outstanding warrants.

On February 27, 2019, the Company issued 317,095 shares of common stock in exchange for services fair valued at $158,547 to KW Capital Partners Ltd. .

On February 27, 2019, the Company issued 475,642 shares of common stock in exchange for services fair valued at $237,821 to Bezalel Partners LLC.

On February 27, 2019, the Company entered into an agreement to cancel 2,250,000 compensation warrants that had anti-rachet and anti-dilution provisions for 328,111 common shares of the Company.

Summary Stock Compensation Table

The following table sets forth the Company’s paid or accrued stock compensation expense to its officers, directors, employees and contractors.

	Stock Awards	Stock Options Awards	Non-Vested Stock Awards	Securities Underlying Non-Vested Stock	Total
Year ended December 31, 2018	$-	$-	$-	5,816,833	$-
Year ended December 31, 2019	$2,131,920	$19,871	$-	-	$2,151,791

A Summary of the status of the Company’s option grants as of December 31, 2019 and 2018 and the changes during the periods then ended is presented below:

	Shares	Weighted- Average Exercise Price	Weighted Average Remaining Contractual Term (in Years)	Aggregate Intrinsic Value
Outstanding December 31, 2017	49,198	$-	5.0	$-
Granted	37,053	$14.0	5.0	-
Exercised	-	-	-	-
Forfeited	-	-	-	-
Outstanding December 31, 2018	86,251	$-	5.0	$-
Granted	-	$-	-	-
Exercised	-	$-	-	-
Canceled	86,251	-	-	-
Outstanding December 31, 2019	-	$-	-	$-

F-25

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

During the year ended December 31, 2019, 58,951 options granted during 2017 vested. The weighted average fair value at the grant date for options during the year ended December 31, 2018 was estimated using the Black-Scholes option valuation model with the following inputs:

2018
Average expected life in years	5
Average risk-free interest rate	2.20%
Average volatility	253%
Dividend yield	0%

Risk-free interest rates for the options were taken from the 5 year federal treasury rate at December 31, 2017. The expected volatility was based on historical data and other relevant factors such as capital structure and the nature of the Company.

In calculating the expected life of stock options, the Company determines the amount of time from grant date to expected contractual term date for vested options. In developing the expected life assumption, all amounts of time are weighted by the number of underlying options.

The Company had no option grants outstanding at December 31, 2019.

A summary of the status of the Company’s vested and non-vested option grants at December 31, 2018 and the weighted average grant date fair value is presented below:

2018	Shares	Weighted Average Grant Date Fair Value per Share	Weighted Average Grant Date Fair Value
Vested	48,169	$14.0	$679,553
Non-vested	38,082	$13.0	$477,570
Total	86,251	$13.0	$1,157,103

Warrants Issued

The following table reflects a summary of Common Stock warrants outstanding and warrant activity during 2019:

	Number of warrants	Weighted Average Exercise Price	Weighted Average Term (Years)
Warrants outstanding at December 31, 2017	126,943	-	-
Granted during the year	471,505	$0.075	2
Exercised during the year	37,987	$0.033	-
Forfeited during the year	-	-	-
Warrants outstanding at December 31, 2018	560,461	-	-
Granted during the year
Exercised during the year
Forfeited during the year	560,461
Warrants outstanding at December 31, 2019	-	-	-

On May 24, 2019, the Company filed with the Province of Ontario an Articles of Amendment to its Articles of Incorporation to effect a share consolidation ratio of 100 pre-consolidation shares to one post-consolidation share, to be effective as of May 28, 2019. Except as otherwise indicated, all common stock and per share information and all exercise prices and option and warrant amounts are retroactively stated for the 1-for-100 reverse stock split of our common stock.

12. SUBSEQUENT EVENTS

March 14, 2020, the Company entered into a medical advisory board agreement and agreed to issue $50,000 of common stock calculated as follows on the last day of the quarter in which they were earned, the lessor of (i) 357,143 shares of common stock or (ii) shares of common stock equal to $12,500 divided by the closing price of the Company’s common stock on the last day of the quarter.

F-26

EHAVE, INC.

NOTES TO FINANCIAL STATEMENTS

(Expressed in U.S. Dollars)

On April 6, 2020, the Company entered into a license and development agreement to become an authorized independent reseller of the MyLifeID Pocket Cloud device for a term of three years.

On May 6, 2020, the Company entered into an exchange agreement in which Psychedelitech, Inc. (“PsyTech”). Upon consummation of the exchange agreement, PsyTech will become a wholly owned subsidiary of the Company. In accordance with the exchange, following the initial closing Ehave will hold 51% of the PsyTech common stock and PsyTech shareholders will hold 24% of the issued and outstanding Ehave common stock. The initial closing will take place upon the completion of certain customary closing conditions. The final closing will take place when the Company provides funding for the third and fourth PsyTech conferences in the amount up to $250,000, in the aggregate. Upon final closing, the Company will distribute 24,397,362 shares to the PsyTech shareholders who will then control 49% of the Company. The Company has agreed to issue additional earn out shares upon the achievement of certain milestones. The shares issuances are subject to adjustment to achieve certain allocations intended by the parties.

The Company issued the following convertible promissory notes subsequent to year end:

Subsequent to year end, the Company issued a convertible promissory to a related party in the principal amount of $180,000 including $18,000 of original issue discount and 18,000 warrants with an exercise price of $0.01 per share. The term of the notes is 18 months and carry an effective interest rate of 10.00%. The convertible promissory note is convertible into shares of common stock at $0.01 per share.

Subsequent to year end, the Company issued convertible promissory in the principal amount of $418,000, in the aggregate, including $38,000 of original issue discount, in the aggregate, and 38,000 warrants, in the aggregate, with an exercise price of $0.01 per share. The term of the notes is 18 months and carry an effective interest rate of 9.09%

F-27

PART III—EXHIBITS

Index to Exhibits

Number	Exhibit Description

2.1	Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.)
2.2	Articles of Amendment to the Articles of Incorporation dated November 30, 2011 (Incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.)
2.3	Articles of Amendment to the Articles of Incorporation dated May 13, 2015 Incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.
2.4	Articles of Amendment to the Articles of Incorporation dated June 26, 2015 Incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.
2.5	Articles of Amendment to the Articles of Incorporation dated November 4, 2015 Incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form F-1/A filed with the SEC on November 16, 2015.
2.6	Articles of Amendment to the Articles of Incorporation dated May 28, 2019 Incorporated by reference to Exhibit 3.1 to the Company’s Report on Form 6-k filed with the SEC on May 24, 2019
2.7	Bylaws No. 2 Incorporated by reference to Exhibit 3.5 to the Form 6-K filed with the SEC on January 12, 2017.
3.1	2020 Ehave Equity Incentive Plan (Incorporated reference to the Company’s filing on Form 6-K filed with the Securities and Exchange Commission on August 20, 2020)
4.1*	Regulation A Subscription Agreement
6.1	CEO Consulting Agreement (Incorporated reference to the Company’s filing on Form 6-K filed with the Securities and Exchange Commission on July 22, 2019
11.1*	Consent of Turner, Stone & Company LLP
11.2*	Consent of Jonathan D. Leinwand, P.A. (as contained in Exhibit 12.1)
12.1*	Opinion of Jonathan D. Leinwand, P.A.

*Filed herewith

58

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, Florida on January 19, 2021.

(Exact name of issuer as specified in its charter):	Ehave Inc.

By:	/s/ Ben Kaplan
Ben Kaplan, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer).and Director

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Ben Kaplan	Date: January 19, 2021
Ben Kaplan, Chief Executive Officer (Principal Executive Officer), Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Director

By:	/s/ Zeke Kaplan	Date: January 19, 2021
Zeke Kaplan, Director

By:	/s/ Binyomen Posen	Date: January 19, 2021
Director

59